UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Notice of **2018** Annual Meeting and Proxy Statement

TO BE HELD MAY 17, 2018

synchrony

Notice of 2018 Annual Meeting

of Stockholders

Dear Stockholders:

You are invited to attend Synchrony Financial’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 17, 2018 at 11:00 a.m., Eastern Time, for the following purposes:

•	To elect the nine directors named in the proxy statement for the coming year;

•	To approve our named executive officers’ compensation in an advisory vote;

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2018; and

•	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

The meeting will again be held virtually to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. The website address for the virtual meeting is: www.virtualshareholdermeeting.com/SYF2018.

To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on March 22, 2018. Proxy materials are being mailed or made available to stockholders on or about April 4, 2018. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.

Sincerely,

Jonathan S. Mothner

Executive Vice President,

General Counsel and Secretary

April 4, 2018

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING

TO BE HELD ON MAY 17, 2018

Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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Proxy Summary

This summary highlights certain information in this proxy statement in connection with our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As it is only a summary and does not contain all of the information you should consider, please review the complete proxy statement before you vote. In this proxy statement, references to the “Company” and to “Synchrony” are to Synchrony Financial. For answers to frequently asked questions regarding the Annual Meeting, please refer to pages 57-59 of this proxy statement. Proxy materials are being mailed or made available to stockholders on or about April 4, 2018.

Logistics

Eligibility to Vote

You are eligible to vote if you were a stockholder of record at the close of business on March 22, 2018.

Voting

BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 16, 2018).

BY TELEPHONE

You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 16, 2018.

BY THE INTERNET

In Advance

You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 16, 2018.

At the Annual Meeting

You may attend the virtual Annual Meeting by visiting this internet website address:

www.virtualshareholdermeeting.com/SYF2018.

Agenda

Election of nine directors named in this proxy statement	Advisory approval of our named executive officers’ compensation	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2018

Majority of votes cast Page Reference — 11	Majority of votes cast Page Reference — 25	Majority of votes cast Page Reference — 52

Board Recommendation	Board Recommendation	Board Recommendation
FOR	FOR	FOR

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Proxy Summary

2017 Performance Highlights

We performed well in 2017 compared to goals established by the Management Development and Compensation Committee (the “MDCC”) of our Board of Directors (the “Board”) at the beginning of the year as well as to our direct peers (Discover Financial Services, Capital One and American Express). We generated solid financial performance, growing our core business through all three of our sales platforms (Retail Card, Payment Solutions and CareCredit). We grew loan receivables by 7% over 2016, increased net interest income by 11% over 2016 and beat our target efficiency ratio of approximately 32%. We renewed more than 15 key relationships and forged more than 20 new deals including with PayPal Holdings, Inc. (“PayPal”), which we expect will become one of our five largest partner programs. We maintained a strong balance sheet with robust capital and liquidity levels and diversified funding sources, growing deposits by $4.4 billion at December 31, 2017 as compared to deposits at December 31, 2016. We reported net earnings of $1.9 billion and, excluding the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), we reported adjusted net earnings of $2.1 billion.1

Loan Receivables Grew	Net Interest Income Increased	Efficiency Ratio*	Deposits Grew
7%	11%	30.3%	$4.4B

*For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

1	Adjusted net earnings is a non-GAAP measure. For further information regarding non-GAAP measures and a reconciliation to net earnings, please refer to Synchrony’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

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Proxy Summary

Executive Compensation

Target Pay

The MDCC reviews our compensation practices prior to making any decision on target pay and mix of pay, including (i) a detailed benchmarking study of peer compensation data, (ii) a pay for performance analysis comparing our compensation to our peers’ and to alignment with our performance, and (iii) a review of our executives’ stock ownership.

Ms. Keane received no increase in any component of her target total pay for 2018, and our other NEOs (as defined below) received no increases in their base salary and target annual cash incentive pay for 2018.

The chart below shows the target pay for our NEOs for 2017:

Name	Position	Base Salary	Target Annual Cash Incentive Pay	Target Annual Equity Award	Target Long-Term Incentive Awards (PSUs)	Target Total Pay

Margaret Keane	President and CEO	$1,175,000	$2,350,000	$4,000,000	$4,000,000	$11,525,000
Brian Doubles	Executive Vice President, CFO	$ 750,000	$ 750,000	$ 750,000	$ 750,000	$ 3,000,000
Glenn Marino	Executive Vice President, CEO— Payment Solutions and Chief Commercial Officer	$ 780,000	$ 624,000	$ 624,000	$ 624,000	$ 2,652,000
Jonathan Mothner	Executive Vice President, General Counsel and Secretary	$ 700,000	$ 560,000	$ 560,000	$ 560,000	$ 2,380,000
Thomas Quindlen	Executive Vice President and CEO—Retail Card	$ 850,000	$ 825,000	$ 718,000	$ 680,000	$ 3,073,000

Mix of Pay

The mix of target pay as of the end of 2017 for our CEO and CFO is shown below.

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Proxy Summary

Compensation Practices

The MDCC of the Board, which consists solely of independent directors, has implemented the following best practices with respect to executive compensation:

What we do:

✔	Substantial portion of executive pay based on performance against goals set by the MDCC;

✔	Risk governance framework underlies compensation decisions;

✔	Stock ownership requirements for executive officers;

✔	Minimum vesting of 12 months for any options or stock appreciation rights;

✔	Minimum vesting of 12 months for any restricted stock or RSUs;

✔	Limited perquisites;

✔	Use of peer company benchmarking;

✔	Double-trigger vesting of equity and long-term incentive plan awards upon change in control;

✔	Compensation subject to claw-back in the event of misconduct;

✔	One-year “Say-on-Pay” frequency; and

✔	Independent compensation consultant advises the MDCC.

What we don’t do:

Ò	No hedging or pledging of company stock;

Ò	No employment agreements for executive officers;

Ò	No tax gross-ups for executive officers;

Ò	No backdating or repricing of stock option awards;

Ò	No discretion to accelerate the vesting of awards;

Ò	No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money;

Ò	No payout of dividends on unvested equity prior to the vesting date;

Ò	No automatic or guaranteed annual salary increases;

Ò	No guaranteed bonuses or long-term incentive awards;

Ò	No Board discretion to accelerate vesting of equity awards;

Ò	No cash buyouts of underwater stock options; and

Ò	No payout of dividends on unvested equity prior to vesting date.

Corporate Governance

We believe that strong corporate governance is integral to building long-term value for our stockholders and enabling effective Board oversight. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors emerging issues in the governance community and continually reviews our governance practices to incorporate evolving best practices and stockholder feedback.

A few of our corporate governance best practices include:

Stockholder Engagement—We continue to value our stockholders’ perspectives on our strategy and governance practices. We believe that maintaining a dialogue with our stockholders allows us to better understand and respond to their perspectives on matters of importance to them. In 2017, we engaged with representatives of a majority of our outstanding shares on a variety of topics, including our growth plans, business strategy, board composition, governance and compensation practices and environmental and social issues.

Director Overboarding Policy—The Board strengthened the director overboarding policy in our Governance Principles to state that directors should not serve on more than three boards of public companies in addition to the Company’s Board, and that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board.

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Proxy Summary

Board’s Role in Strategy—The Board actively oversees the Company’s strategic direction and the performance of our business and management. On an annual basis, the Board conducts an intensive, multi-day review of the Company’s strategic plan, taking into consideration economic, consumer, technology and other significant trends, as well as developments in the industry and regulatory initiatives. The Board’s input is then incorporated into the strategic plan and approved at the subsequent Board meeting. The output of these meetings provides the strategic context for the Board’s discussions at its meetings throughout the next year, including regular updates and feedback from the Board on the Company’s progress on its strategic plan and deep dives on developments in important areas such as cyber security and innovation. In addition, the Board regularly discusses and reviews feedback on strategy from our stockholders and other stakeholders.

Commitment to Diversity—We believe diversity makes our business stronger, more innovative and more successful. We have strong hiring practices for women, minorities, veterans, the LGBT community and people with disabilities. Our President and Chief Executive Officer (“CEO”) and more than 30 percent of the Board are women. We promote this inclusive culture by sponsoring seven different employee Diversity & Inclusion Networks. You can read more about our diversity and citizenship efforts in our Corporate Social Responsibility report at www.syf.com.

Corporate Governance Practices

Our governance highlights include:

✔	8 out of 9 directors are independent

✔	Experienced Board members with a diversity of skills and experiences

✔	3 out of 9 directors are women

✔	Each Board committee is comprised exclusively of independent directors

✔	Non-executive Chair of the Board

✔	Regular meetings of independent directors in executive session without management

✔	Annual election of all directors

✔	Majority voting standard for directors in uncontested elections

✔	Stockholder special meetings may be called upon the request of a majority of stockholders

✔	Single-class voting structure (one share, one vote)

✔	No stockholder rights plan

✔	Nominating and Corporate Governance Committee regularly reviews overall corporate governance framework

✔	Stock ownership requirements for our executive officers and directors

✔	Stockholder proxy access

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Proxy Summary

Board of Directors

We believe that our directors possess the highest personal and professional ethics, deep industry knowledge and expertise, and are committed to representing the long-term interests of our stockholders. We deliberately and thoughtfully formed an independent Board with diverse perspectives and experiences, which we believe is critical to effective corporate governance and to achieving our strategic goals. Today, eight of the nine directors on our Board are independent and three of the directors are women. The composition of the Board reflects distinct and varied professional experience and cognitive diversity.

Experience, Diversity and Independence

EXPERIENCE

- Credit Card and Payments
- Executive Leadership
- Digital and Innovation
- Government and Regulatory
- Financial Expertise and Accounting
- Cyber Security
- M&A
- Public Company Board
- Retail
- Marketing and Sales

DIVERSITY

3 of 9 are female

3 of 9 are minorities

DIRECTOR INDEPENDENCE

8 of 9 are independent

DIRECTOR AGE

Average Age 62.1
49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72
Years

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Proxy Summary

Board Qualifications

Name	Age	Director Since	Independent	Committee Membership
Margaret M. Keane President and CEO of Synchrony Financial	58	2014
Paget L. Alves Former Chief Sales Officer of Sprint Corporation	63	2015	✔	Audit; Nominating and Corporate Governance
Arthur W. Coviello, Jr. Former Executive Vice President of EMC Corporation and Executive Chairman of RSA Security, Inc.	64	2015	✔	Risk
William W. Graylin Chairman of OnVocal Inc. Former Global Co-General Manager of Samsung Pay, Samsung Electronics America, Inc.	49	2015	✔	Risk
Roy A. Guthrie CEO of Renovate America Inc. Former Executive Vice President and Chief Financial Officer (“CFO”) of Discover Financial Services, Inc.	64	2014	✔	Risk (Chair)
Richard C. Hartnack (Chair of the Board) Former Vice Chairman and Head, Consumer and Small Business Banking of U.S. Bancorp	72	2014	✔	Management Development and Compensation (Chair)
Jeffrey G. Naylor Former CFO and Chief Administrative Officer (“CAO”) of the TJX Companies, Inc.	59	2014	✔	Audit (Chair); Management Development and Compensation
Laurel J. Richie Former President of the Women’s National Basketball Association LLC	59	2015	✔	Management Development and Compensation; Nominating and Corporate Governance
Olympia J. Snowe Chairman and CEO of Olympia Snowe, LLC U.S. Senator from 1995–2013 and Member of U.S. House of Representatives from 1979–1995	71	2015	✔	Audit; Nominating and Corporate Governance (Chair)

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Corporate Governance

Item 1—Election of Directors

The Board currently consists of nine directors: our President and CEO, Margaret M. Keane, and eight directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards set forth in our Governance Principles. The independent directors are Paget L. Alves, Arthur W. Coviello, Jr., William W. Graylin, Roy A. Guthrie, Richard C. Hartnack, Jeffrey G. Naylor, Laurel J. Richie and Senator Olympia J. Snowe (together, the “Independent Directors”). Under our Bylaws, our directors will be elected annually by a majority vote in uncontested elections. As discussed under “Committees of the Board of Directors” below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for its approval, the director nominees to be presented for stockholder approval at the Annual Meeting.

Nominees for Election to the Board of Directors

Each of the nine director nominees listed below is currently a director of the Company.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed specific qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting.

If elected, each of the director nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board recommends a vote FOR the following nominees for election as directors.

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Corporate Governance

Board Qualifications

Name and present position, if any, with the Company	Age, period served as a director and other business experience

Margaret M. Keane President and Chief Executive Officer

Ms. Keane, 58, has been our President and CEO since February 2014 and previously served as CEO and President of GE’s North American retail finance business since April 2011. She has also been a member of the Board since 2013 and a member of the board of directors of Synchrony Bank (the “Bank”) since 2009. From June 2004 to April 2011, Ms. Keane served as President and CEO of the Retail Card platform of GE’s North American retail finance business. From January 2002 to May 2004, Ms. Keane served as Senior Vice President of Operations of the Retail Card platform of GE’s North American retail finance business. From January 2000 to December 2001, Ms. Keane served as Chief Quality Leader of GE Capital Corporation (“GECC”). From October 1999 to December 1999, Ms. Keane served as Shared Services Leader for GECC’s Mid-Market Leasing Businesses. Prior to that, Ms. Keane served in various operations and quality leadership roles at GECC and Citibank. Ms. Keane serves on the board of directors of The Allstate Corporation, a publicly held personal lines insurer. Ms. Keane received a B.A. in Government and Politics and an M.B.A. from St. John’s University.

We believe that Ms. Keane should serve as a member of the Board due to her extensive experience in the retail finance business and the perspective she brings as our President and CEO.

Paget L. Alves

Mr. Alves, 63, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the board of directors of the Bank since January 2017. He served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group from 2009 to 2012. Prior thereto, Mr. Alves held various positions at Sprint Corporation, including President, Sales and Distribution, from 2008 to 2009; President, South Region, from 2006 to 2008; Senior Vice President, Enterprise Markets, from 2005 to 2006; and President, Strategic Markets, from 2003 to 2005. Between 2002 and 2003, he served as President and Chief Operating Officer of Centennial Communications Corporation and from 2000 to 2001 served as President and CEO of PointOne Telecommunications, Inc. Mr. Alves currently serves on the boards of directors of Yum! Brands, Inc., a company that develops, operates, franchises, and licenses a system of quick-service restaurants; International Game Technology PLC, a manufacturer and distributor of microprocessor-based gaming and video lottery products and software systems; and Ariel Investments LLC, an investment management company. He previously served on the boards of directors of GTECH Holdings Corporation from 2005 to 2006, Herman Miller, Inc. from 2008 to 2010 and International Game Technology Inc. from 2010 to 2015. Most recently, Savoy magazine recognized Mr. Alves among Savoy’s 2017 Most Influential Black Corporate Directors. Mr. Alves received a B.S. in Industrial and Labor Relations and a J.D. from Cornell University.

We believe that Mr. Alves should serve as a member of the Board due to his executive management and leadership experience, including leadership roles with technology companies, his extensive background in sales, his financial expertise and his experience with strategic and business development. He also has experience with strategic corporate transactions, including mergers and acquisitions.

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Corporate Governance

Board Qualifications

Name and present position, if any, with the Company	Age, period served as a director and other business experience

Arthur W. Coviello, Jr.

Mr. Coviello, 64, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the board of directors of the Bank since January 2017. Since 2015 he has been an independent cyber security consultant. He served as Executive Vice President of EMC Corporation, a cloud computing and information security company, and Executive Chairman of RSA Security, Inc. (“RSA”), the Security Division of EMC Corporation and a provider of security, risk and compliance solutions, from 2011 to 2015, after serving as Executive Vice President and President of RSA from 2006 to 2011. Prior thereto, Mr. Coviello held various executive positions at RSA, including President and CEO from 2000 to 2006, and President from 1999 to 2000. Prior to RSA, he had extensive financial and operating management expertise in several technology companies. Mr. Coviello currently serves on the boards of directors of three private companies, Cylance, Inc., which applies artificial intelligence, algorithmic science and machine learning to cyber security; Capsule8, a security software platform for Linux, containers and microservices; and Bugcrowd, Inc., which uses tens of thousands of independent researchers to assist its customers in finding security vulnerabilities in their software. Mr. Coviello previously served on the boards of directors of EnerNOC, Inc., Gigamon, Inc., AtHoc, RSA and Sana Security, Inc. He received a B.B.A. in Accounting from the University of Massachusetts.

We believe that Mr. Coviello should serve as a member of the Board due to his leadership experience, including as CEO of a publicly traded company, his extensive financial expertise and accounting background and his considerable experience in technology and cyber security.

William W. Graylin

Mr. Graylin, 49, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He is Chairman of OnVocal Inc., a voice first communications and commerce company. Prior thereto, Mr. Graylin was Global Co-General Manager of Samsung Pay, the mobile payment platform of Samsung Electronics America, Inc., from 2015 to 2018. Between 2012 and 2015, he was CEO of LoopPay, Inc., a mobile payment company; from 2007 to 2012, he was Founder and CEO of Roam Data, Inc., a developer of mobile point of sale software; from 2002 to 2007, he was Founder, Chairman and CEO of Way Systems, Inc.; and from 2000 to 2001, he was Founder and CEO of Entitlenet, Inc. Mr. Graylin served in the United States Navy as a Nuclear Submarine Officer from 1992 to 1998. He currently serves on the boards of directors of several privately held high-tech startups including: Nucleus Scientific, an innovative EV and electrification company; Movylo, Inc., a SaaS-based mobile engagement solution for merchants; People Power, Inc., an IoT (internet of things) services company managed by artificial intelligence (“AI”) for home automation, security and senior care; Feelter, crowd-sourced trusted reviews to improve eCommerce conversions; and PushPayments, real-time payment disbursements for businesses. Mr. Graylin is currently a Connection Science Fellow with MIT’s Media Lab, where he teaches part time on FinTech and Entrepreneurship. He received a B.S. in Electrical Engineering and Computer Science and a B.A. in Chinese Linguistics and Literature from the University of Washington; an M.B.A. from the Sloan School of Management, Massachusetts Institute of Technology; and an M.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

We believe that Mr. Graylin should serve as a member of the Board due to his executive management and leadership experience, and his extensive background as an entrepreneur and innovator in technology.

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Corporate Governance

Board Qualifications

Name and present position, if any, with the Company	Age, period served as a director and other business experience

Roy A. Guthrie

Mr. Guthrie, 64, joined our Board and the board of directors of the Bank in connection with our initial public offering in July 2014 (the “IPO”). Since October 2017, Mr. Guthrie has served as CEO of Renovate America Inc., a provider of home improvement financing. From July 2005 to January 2012, Mr. Guthrie served as Executive Vice President, and from July 2005 to May 2011 as CFO of Discover Financial Services, Inc., a direct banking and payments company. From September 2000 to July 2004, Mr. Guthrie served as President and CEO of various businesses of Citigroup Inc., including CitiFinancial International from 2000 to 2004 and CitiCapital from 2000 to 2001. From April 1978 to September 2000, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation. Mr. Guthrie serves on the boards of directors of Nationstar Mortgage Holdings, Inc., an originator and servicer of real estate mortgage loans; OneMain Holdings, Inc., a financial services company; and Renovate America Inc. He previously served on the board of directors of LifeLock, Inc., a company offering identity theft protection and detection services, from 2012 to 2017. During his tenure with Discover Financial Services, Inc., he also served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

We believe that Mr. Guthrie should serve as a member of the Board due to his leadership experience, including as CFO of two publicly traded companies and as a director of other publicly traded companies, financial expertise and accounting background, risk management experience and extensive experience in consumer finance (including the private-label credit card industry), including more than 30 years of experience in finance and/or operating roles.

Richard C. Hartnack

Mr. Hartnack, 72, joined our Board and the board of directors of the Bank in connection with the IPO in July 2014 and serves as the non-executive Chair of the Board. From April 2005 to February 2013, Mr. Hartnack served as Vice Chairman and Head, Consumer and Small Business Banking of U.S. Bancorp, a financial services holding company. From June 1991 to March 2005, Mr. Hartnack served in various leadership roles at Union Bank, N.A. (formerly known as Union Bank of California, N.A.), including Vice Chairman, Director and Head, Community Banking and Investment Services from 1999 to 2005. From June 1982 to May 1991, Mr. Hartnack served in various leadership roles at First Chicago Corporation, including Executive Vice President and Head, Community Banking. Mr. Hartnack previously served on the boards of directors of Federal Home Loan Mortgage Corporation, MasterCard International, Inc. (U.S. Region), and UnionBanCal Corporation. Mr. Hartnack received a B.A. in Economics from the University of California, Los Angeles, and an M.B.A. from Stanford University.

We believe that Mr. Hartnack should serve as a member of the Board due to his leadership experience and extensive background in consumer finance, banking and financial services regulatory matters that he accumulated over the course of a 40-year career in the banking industry.

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Corporate Governance

Board Qualifications

Name and present position, if any, with the Company	Age, period served as a director and other business experience

Jeffrey G. Naylor

Mr. Naylor, 59, joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From February 2013 to April 2014, Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc., a retail company of apparel and home fashions. From January 2012 to February 2013, Mr. Naylor served as Senior Executive Vice President and CAO of the TJX Companies, Inc.; from February 2009 to January 2012, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; from June 2007 to February 2009, he served as its Senior Executive Vice President, Chief Administrative and Business Development Officer; from September 2006 to June 2007, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; and from February 2004 to September 2006, he served as its CFO. From September 2001 to January 2004, Mr. Naylor served as Senior Vice President and CFO of Big Lots, Inc. From September 2000 to September 2001, Mr. Naylor served as Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. From November 1998 to September 2000, he served as Vice President, Controller of The Limited, Inc. Mr. Naylor serves on the boards of directors of Dollar Tree, Inc., an operator of discount variety stores; Wayfair, Inc., an e-commerce company that sells home goods; Save-A-Lot, a grocery retailer; Emerald Expositions, a company that conducts business and consumer trade shows; and Bargain Hunt, a discount retailer. Mr. Naylor received a B.A. in Economics and Political Science and an M.B.A. from the J.L. Kellogg Graduate School of Management, Northwestern University.

We believe that Mr. Naylor should serve as a member of the Board due to his executive management and leadership experience, including as CFO of a publicly traded company and as a director of other publicly traded companies, his extensive financial expertise and accounting background, and his considerable experience accumulated over the course of 25 years in the retail and consumer goods industries.

Laurel J. Richie

Ms. Richie, 59, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. Ms. Richie served as President of the Women’s National Basketball Association LLC, a professional sports league, from 2011 to 2015. Prior to her appointment in 2011, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie was named one of the 25 Most Influential Women in Business by The Network Journal and she is the recipient of numerous awards including the Black Girls Rock Shot Caller Award, Sports Business Journal’s Game Changer Award, and the YMCA Black Achievers in Industry Award. She was also awarded Ebony magazine’s Outstanding Women in Marketing and Communications Award, and named to its Power 100 List. Black Enterprise magazine named Ms. Richie one of the Most Influential African Americans in Sports and Savoy magazine recognized her among its 2017 Most Influential Black Corporate Directors. Ms. Richie earned a B.A. in Policy Studies from Dartmouth College. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and was named a Charter Trustee of her alma mater in 2012 and became Chair of the Board of Trustees of Dartmouth College in 2017. Ms. Richie also currently advises Teach for America on organizational alignment and brand strategy.

We believe that Ms. Richie should serve as a member of the Board due to her executive management and leadership experience and her considerable experience in communications and marketing.

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Corporate Governance

Board Qualifications

Name and present position, if any, with the Company	Age, period served as a director and other business experience

Olympia J. Snowe

Senator Snowe, 71, has been a director since November 2015 and was a non-voting Board observer from January 2015 to November 2015. She has also been a member of the board of directors of the Bank since January 2017. She is currently Chairman and CEO of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center, a non-profit organization focused on national policy solutions, where she is a member of the board and co-chairs its Commission on Political Reform. Senator Snowe served in the U.S. Senate from 1995–2013, and as a member of the U.S. House of Representatives from 1979–1995. While in the U.S. Senate, she served as Chair and was the ranking member of the Senate Committee on Small Business and Entrepreneurship, and served on the Senate Finance Committee, the Senate Intelligence Committee, and the Senate Commerce Science and Technology Committee. She also served as Chair of the Subcommittee on Seapower for the Senate Armed Services Committee. Senator Snowe received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2015.” Senator Snowe serves on the boards of directors of T. Rowe Price Group, Inc., a financial services company, and Aetna, Inc., a diversified healthcare benefits company. Senator Snowe received a B.A. in political science from the University of Maine and has received honorary doctorate degrees from many colleges and universities.

We believe that Senator Snowe should serve as a member of the Board due to her broad range of valuable leadership and public policy experience, including more than 30 years as an elected member of the U.S. Congress. Her experiences provide her with an extensive background handling complex issues, including budget and fiscal responsibility, economic, tax and regulatory policy, and health care policy.

16

Corporate Governance

Qualifications of Directors

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. Although the Board does not have a specific diversity policy, the Nominating and Corporate Governance Committee takes into account a candidate’s ability to contribute to the diversity on the Board. It considers the candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Our Governance Principles maintain that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than three boards of public companies in addition to the Company’s Board.

Pursuant to our Company’s Governance Principles, when a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Nominating and Corporate Governance Committee will evaluate each director in connection with his or her renomination for election at each annual meeting of stockholders. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.

Process for Reviewing, Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may fill vacancies and newly created directorships on the Board with directors who will serve until the next annual meeting.

Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to procedures established in our Bylaws, directly nominate one or more director candidates to stand for election by the stockholders. For information on how to nominate a person for election as a director at the 2019 Annual Meeting of Stockholders, including through the proxy access right to include such nominees in the Company’s proxy materials, please see the discussion under the heading “Additional Information—Stockholder Proposals for the 2019 Annual Meeting.”

17

Corporate Governance

Committees of the Board of Directors

The standing committees of the Board consist of the Audit Committee, the Nominating and Corporate Governance Committee, the MDCC, and the Risk Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” Each of the standing committees reports to the Board as it deems appropriate and as the Board requests.

Committees	Members	Primary Responsibilities	# of Meetings in 2017

Audit	Mr. Naylor (Chair) Mr. Alves	• Selecting, evaluating, compensating and overseeing the independent registered public accounting firm	11
	Senator Snowe

• Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

		• Reviewing the audit plan, changes in the audit plan, the nature, timing, scope and results of the audit, and any audit problems or difficulties and management’s response

		• Overseeing our financial reporting activities, including our annual report, and accounting standards and principles followed (including any significant changes in such standards and principles)

• Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures

		• Reviewing our major financial risk exposures, the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management

• In conjunction with the Risk Committee, overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for loan losses

		• Approving audit and non-audit services provided by the independent registered public accounting firm

• Meeting with management and the independent registered public accounting firm to review and discuss our financial statements and other matters required to be reviewed under applicable legal, regulatory or NYSE requirements

		• Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters

		• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls

		• Overseeing the Company’s compliance with legal, ethical and regulatory requirements (other than those assigned to other committees of the Board)

18

Corporate Governance

Committees	Members	Primary Responsibilities	# of Meetings in 2017

Nominating and Corporate Governance	Senator Snowe (Chair) Mr. Alves Ms. Richie	• Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees	7

• Considering potential director nominees properly recommended by the Company’s stockholders, leading the search for other individuals qualified to become members of the Board, recommending to our Board for approval the director nominees to be presented for stockholder approval at the annual meeting, and recommending to the Board nominations for any vacancies that may arise on the Board prior to the annual meeting

		• Reviewing and making recommendations to our Board with respect to the Board’s leadership structure and the size and composition of the Board and the Board committees

		• Developing and annually reviewing our corporate governance principles, including guidelines for determining the independence of directors

		• Annually reviewing director compensation and benefits

• Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and the Board’s committees and overseeing the annual self-evaluation of our Board and its committees

• Reviewing and, if appropriate, approving or ratifying any “transaction” between the Company and a “related person” required to be disclosed under Securities and Exchange Commission (“SEC”) rules and annually reviewing the use and effectiveness of such policy

		• Reviewing our policies and procedures with respect to political spending

		• Reviewing actions in furtherance of our corporate social responsibility

		• Reviewing and resolving any conflicts of interest involving directors or executive officers

		• Overseeing the risks, if any, related to our corporate governance structure and practices

		• Identifying and discussing with management the risks, if any, related to our social responsibility actions and public policy initiatives

19

Corporate Governance

Committees	Members	Primary Responsibilities	# of Meetings in 2017

Management Development and Compensation	Mr. Hartnack (Chair) Mr. Naylor Ms. Richie	• Assisting our Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing our management resources, structure, succession planning, development and selection process	6

• Evaluating the CEO’s performance and approving and, where required, recommending for approval by the independent members of our Board, the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation

• Evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board, each senior executive’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, in each case, based on initial recommendations from the CEO

• Reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our Chief Risk Officer (“CRO”) and the CRO of the Bank) the relationship among risk management policies and practices, corporate strategies and senior executive compensation

		• Reviewing and overseeing equity incentive plans and other stock-based plans

20

Corporate Governance

Committees	Members	Primary Responsibilities	# of Meetings in 2017

Risk	Mr. Guthrie (Chair) Mr. Coviello Mr. Graylin	• Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit, investment, market, liquidity, operational, compliance and strategic risks	9

• Reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks

• Reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks

		• Meeting separately, at least quarterly, with our CRO and the Bank’s CRO to discuss the Company’s risk assessment and risk management practices and related guidelines and policies

		• Receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure

• Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

• Reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) for addressing liquidity needs during liquidity stress events

• Reviewing, at least quarterly, in coordination with the Bank’s Risk Committee, the Company’s allowance for loan losses methodology, liquidity, risk appetite, regulatory capital and ratios, and internal capital adequacy assessment processes

		• Reviewing, at least quarterly, information provided by senior management to determine whether we are operating within our established risk appetite

		• Reviewing the status of financial services regulatory examinations

		• Reviewing the independence, authority and effectiveness of our risk management function and independent liquidity review function

		• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the CRO

		• Reviewing the disclosure regarding risk contained in our annual and quarterly reports filed with the SEC

21

Corporate Governance

Audit Committee

The Board has determined that each of Mr. Naylor and Mr. Alves qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

Management Development and Compensation Committee

Each of Mr. Hartnack, Mr. Naylor and Ms. Richie qualifies as “outside directors” within the meaning of Section 162(m) (“Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board of Directors’ Leadership Structure and Role in Risk Oversight

The Board is led by our non-executive Chair, Mr. Hartnack. We believe that having an independent director serve as the non-executive Chair of the Board is in the best interests of our stockholders. The separation of roles allows our Chair to focus on the organization and effectiveness of the Board. At the same time, it allows our CEO to focus on executing our strategy and managing our operations, performance and risks following our transition to being a fully stand-alone public company.

We manage enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees, and day-to-day implementation by a dedicated risk management team led by the CRO. The Board (with input from the Risk Committee) is responsible for approving the Company’s enterprise-wide risk appetite statement and framework, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s responses to those risks. During these discussions, the CEO, the CFO, the CRO, the General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

The Risk Committee of the Board has responsibility for the oversight of the risk management program, and the three other board committees have other oversight roles with respect to risk management within their respective oversight areas. Several management committees and subcommittees have important roles and responsibilities in administering the risk management program. This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of policies, processes and controls used by the CRO and risk management team to execute our risk management philosophy. The enterprise risk management philosophy is to ensure that all relevant risks are appropriately identified, measured, monitored and controlled. The approach in executing this philosophy focuses on leveraging risk expertise to drive enterprise risk management using a strong governance framework structure, a comprehensive enterprise risk assessment program and an effective risk appetite framework.

Responsibility for risk management flows to individuals and entities throughout our Company, including the Board, various Board and management committees and senior management. The corporate culture and values, in conjunction with the risk management accountability incorporated into the integrated Risk Management Framework, which includes a governance structure and three distinct “Lines of Defense” (as further described below), has facilitated, and will continue to facilitate, the evolution of an effective risk management presence across the Company.

22

Corporate Governance

The “First Line of Defense” is comprised of the business areas whose day-to-day activities involve decision-making and associated risk-taking for the Company. As the business owner, the first line is responsible for identifying, assessing, managing and controlling that risk, and for mitigating our overall risk exposure. The first line formulates strategy and operates within the risk appetite and risk governance framework. The “Second Line of Defense,” also known as the independent risk management organization, provides oversight of first line risk-taking and management. The second line assists in determining risk capacity, risk appetite, and the strategies, policies and structure for managing risks. The second line owns the risk governance framework. The “Third Line of Defense” is comprised of Internal Audit. The third line provides independent and objective assurance to senior management and to the Board and Audit Committee that first and second line risk management and internal control systems and its governance processes are well-designed and working as intended.

Attendance at Meetings

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, and meetings of the Board and Board committees of which he or she is a member.

In 2017, the Board held 9 meetings, including regularly scheduled and special meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served). All directors attended the 2017 Annual Meeting of Stockholders.

Meetings of Non-Management and Independent Directors

In accordance with our Governance Principles, at the conclusion of every Board meeting, the independent directors have an executive session without any non-independent directors present. The Chair of the Board, Mr. Hartnack, presides at executive sessions. During executive sessions, the independent directors have complete access to Company personnel as they may request.

Communications With the Board of Directors

Stockholders and any interested parties who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate.secretary@synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by leaving a voicemail message at (800) 275-3301.

All communications directed to the Board, the Chair of the Board or any other members of the Board are initially reviewed by the Company’s Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee, the General Counsel and the Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the General Counsel and the Chief Compliance Officer. The Chair of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the General Counsel or the Chief Compliance Officer believes may be credible, and after consultation with the Chair of the Board, such communication may be reported to the other members of the Board or to a committee of the Board.

Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumes and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.

23

Corporate Governance

Code of Conduct

We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” If we make any substantive amendments to this code or grant any waiver from a provision to our CEO, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Governance Principles

Our Governance Principles provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles, periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.”

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, we believe that all reports required to be filed by our directors, officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2017 were filed on a timely basis, except for one late Form 4 filed by Mr. Whynott reporting the withholding of shares for tax purposes and a Form 5 reporting dividend equivalent units received by each Section 16 Filer (as defined below) in connection with six dividend payments.

Management Development and Compensation Committee Interlocks and Insider Participation

The members of the Company’s MDCC are Mr. Hartnack, Mr. Naylor and Ms. Richie. None of Mr. Hartnack, Mr. Naylor and Ms. Richie was, during 2017 or previously, an officer or employee of the Company or any of its subsidiaries. During 2017, there were no compensation committee interlocks required to be disclosed. In addition, no member of the MDCC had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

24

Compensation Matters

Item 2—Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement on pages 28-49 (the “Say-on-Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Company’s MDCC will consider the voting results when evaluating our executive compensation program. Consistent with the direction of our stockholders at our 2015 annual meeting, the Say-on-Pay Vote is held on an annual basis until the next non-binding stockholder vote on the frequency with which the Say-on-Pay Vote should be held in 2021.

We believe that our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and its stockholders. The program is intended to attract, retain and motivate high-caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. The program is also designed to differentiate compensation based upon individual contribution, performance and experience.

We ask for your advisory approval of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement on pages 28-49.”

The Board recommends a vote FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.

25

Compensation Matters

Management

The following table sets forth certain information concerning our executive officers (other than Ms. Keane): Brian D. Doubles, Henry F. Greig, Jonathan S. Mothner, Paul Whynott, David P. Melito, Thomas M. Quindlen and David Fasoli (together with the Board, the “Section 16 Filers”), as well Glenn P. Marino, who retired from his position as of January 1, 2018 and is currently serving in a non-executive officer role at Synchrony to assist in the transition of his duties. For information concerning Ms. Keane, see “Corporate Governance—Election of Directors.”

Name and present position with the Company	Age, period served in present position and other business experience

Brian D. Doubles Executive Vice President and CFO

Mr. Doubles, 42, has been our Executive Vice President and CFO since February 2014 and has served as CFO of GE’s North American retail finance business since January 2009 and a member of the board of directors of the Bank since 2009. From July 2008 to January 2009, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE’s global consumer finance business. From March 2007 to July 2008, Mr. Doubles led the wind-down of GE’s U.S. mortgage business as CFO and subsequently as CEO. From May 2006 to March 2007, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE’s North American retail finance business. From January 2001 to May 2006, Mr. Doubles served in roles of increasing responsibility for GE’s internal audit staff. From February 1998 to January 2001, Mr. Doubles held various roles as part of a General Electric Company (“GE”) management leadership program. Mr. Doubles received a B.S. in Engineering from Michigan State University.

Henry F. Greig Executive Vice President, Chief Credit Officer and Capital Management Leader

Mr. Greig, 55, has been our Executive Vice President, Chief Credit Officer and Capital Management Leader since April 2017. He previously served as our Executive Vice President and CRO from February 2014 to April 2017. Mr. Greig served as CRO of GE’s North American retail finance business from October 2010 to February 2014, and the Bank from May 2011 to April 2017. Mr. Greig was also a member of the board of directors of the Bank from 2011 to January 2016. From June 2004 to October 2010, Mr. Greig served as CRO of the Retail Card platform of GE’s North American retail finance business. From December 2002 to June 2004, Mr. Greig served as Vice President of Risk for GE’s North American retail finance business. From June 2000 to December 2002, Mr. Greig served as Vice President of Information & Customer Marketing of GE’s North American retail finance business. Prior to that, Mr. Greig served in various business and risk positions with affiliates of GE. Mr. Greig received an A.B. in Mathematics from Bowdoin College and an M.S. in Applied Mathematics from Rensselaer Polytechnic Institute.

Jonathan S. Mothner Executive Vice President, General Counsel and Secretary

Mr. Mothner, 54, has been our Executive Vice President, General Counsel and Secretary since February 2014 and has served as General Counsel for GE’s North American retail finance business since January 2009 and the Bank since September 2011. From December 2005 to July 2009, Mr. Mothner served as Chief Litigation Counsel and Chief Compliance Officer of GE’s global consumer finance business. From June 2004 to December 2005, Mr. Mothner served as Chief Litigation Counsel and head of the Litigation Center of Excellence of GE Commercial Finance. From May 2000 to June 2004, Mr. Mothner served as Litigation Counsel of GE’s global consumer finance business. Prior to joining GECC, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.

Paul Whynott Executive Vice President, Chief Risk Officer	Mr. Whynott, 47, has been our Executive Vice President and CRO since April 2017. From May 2014 to April 2017, Mr. Whynott served as our Executive Vice President and Chief Regulatory Officer. Prior to joining Synchrony Financial, Mr. Whynott served as Senior Supervisory Officer, Financial Institution Supervision Group at the Federal Reserve Bank of New York from April 2011 to May 2014 and he held various leadership positions of increasing responsibility from August 1992 to May 2014. Mr. Whynott received a B.A. in Economics from Connecticut College and an M.B.A. in Finance from the Columbia School of Business, Columbia University.

26

Compensation Matters

Name and present position with the Company	Age, period served in present position and other business experience

David P. Melito Senior Vice President, Chief Accounting Officer and Controller

Mr. Melito, 52, has been our Senior Vice President, Chief Accounting Officer and Controller since February 2014 and has served as Controller for GE’s North American retail finance business since March 2009. From January 2008 to March 2009, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Aviation Services. From January 2001 to January 2008, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Commercial Finance. Prior to that, Mr. Melito worked in public accounting. Mr. Melito holds a B.A. in Accounting from Queens College, City University of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Thomas M. Quindlen Executive Vice President and CEO—Retail Card

Mr. Quindlen, 55, has been our Executive Vice President and CEO of our Retail Card platform since February 2014 and has served as Vice President of the Retail Card platform for GE’s North American retail finance business since December 2013. From January 2009 to December 2013, Mr. Quindlen served as Vice President and CEO of GECC Corporate Finance. From November 2005 to January 2009, Mr. Quindlen served as President of GECC Corporate Lending, North America. From March 2005 to November 2005, Mr. Quindlen served as Vice President and CEO of GECC Commercial Financial Services. From May 2002 to March 2005, Mr. Quindlen served as President and CEO of GECC Franchise Finance. From September 2001 to May 2002, Mr. Quindlen served as Senior Vice President of GECC Global Six Sigma for Commercial Equipment Financing. Prior to that, Mr. Quindlen served in various sales, marketing, business development and financial positions with GE affiliates. Mr. Quindlen received a B.S. in Accounting from Villanova University.

Glenn P. Marino Executive Vice President, CEO—Payment Solutions and Chief Commercial Officer

Mr. Marino, 61, was Executive Vice President and CEO of our Payment Solutions platform and our Chief Commercial Officer from February 2014 until January 2018 and served as CEO of the Payment Solutions platform and as Chief Commercial Leader of GE’s North American retail finance business since December 2011. From July 2002 to December 2011, Mr. Marino served as CEO of the Sales Finance platform of GE’s North American retail finance business. From March 1999 to July 2002, Mr. Marino served as CEO of Monogram Credit Services, a joint venture between GE and BankOne (now JPMorgan Chase & Co.). From February 1996 to March 1999, Mr. Marino served as CRO of the Visa/MasterCard division of GE’s North American retail finance business. Prior to that, Mr. Marino served as Vice President of Risk within Citigroup’s U.S. retail banking business. Mr. Marino received a B.S. in Biology from Syracuse University and an M.B.A. from the University of Michigan.

David Fasoli Executive Vice President and CEO—CareCredit

Mr. Fasoli, 59, has been our Executive Vice President and CEO of our CareCredit platform since February 2014 and has served as President and CEO of the CareCredit platform of GE’s North American retail finance business since March 2008. From June 2003 to March 2008, he served as General Manager of the Home and Recreational Products Business of GE’s North American retail finance business. Prior to June 2003, Mr. Fasoli served as Vice President of Client Development of GE’s North American retail finance business and held several positions of increasing responsibility within GE and GE’s North American retail finance business in finance, client development, business integration and quality. Mr. Fasoli received a B.S. in Business and Economics from the State University of New York at Albany.

27

Compensation Matters

Compensation Discussion and Analysis

Executive Summary

Our Named Executive Officers—The executive officers whose compensation we discuss in this Compensation Discussion and Analysis and whom we refer to as our named executive officers (“NEOs”) are Margaret M. Keane, President and CEO; Brian D. Doubles, Executive Vice President and CFO; Glenn P. Marino, Executive Vice President, CEO—Payment Solutions and Chief Commercial Officer; Jonathan S. Mothner, Executive Vice President, General Counsel and Secretary; and Thomas M. Quindlen, Executive Vice President and CEO—Retail Card. Mr. Marino retired from his position as of January 1, 2018 and is currently serving in a non-executive officer role at Synchrony to assist in the transition of his duties.

2017 Performance—We performed well in 2017 compared to goals established by the Management Development and Compensation Committee (the “MDCC”) of our Board of Directors (the “Board”) at the beginning of the year as well as to our direct peers (Discover Financial Services, Capital One and American Express). We generated solid financial performance, growing our core business through all three of our sales platforms (Retail Card, Payment Solutions and CareCredit). We grew loan receivables by 7% over 2016, increased net interest income by 11% over 2016 and beat our target efficiency ratio of approximately 32%. We renewed more than 15 key relationships and forged more than 20 new deals including with PayPal, which we expect will become one of our five largest partner programs. We maintained a strong balance sheet with robust capital and liquidity levels and diversified funding sources, growing deposits by $4.4 billion at December 31, 2017 as compared to deposits at December 31, 2016. We reported net earnings of $1.9 billion and, excluding the impact of the Tax Act, we reported adjusted net earnings of $2.1 billion.2

Loan Receivables Grew	Net Interest Income Increased	Efficiency Ratio*	Deposits Grew
7%	11%	30.3%	$4.4B

*For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

Our major compensation components and their objectives are:

• Base Salary—Provides market-based compensation based on experience, position and performance of the executives. For 2018, Ms. Keane and our other NEOs are receiving no increases in their base salary.

• Annual Cash Incentive Awards—Focuses executives on short-term goals set by the fully independent MDCC through cash awards.

• Annual Equity Awards—Aligns executives’ interests with stockholders through a combination of Restricted Stock Units (“RSUs”) and stock options.

• Long-Term Incentive Awards—Through the use of three-year vesting Performance Share Units (“PSUs”), focuses executives on long-term goals set by the MDCC.

The MDCC amended the Synchrony Financial 2014 Long-Term Incentive Plan in July 2017 to incorporate the following elements, among other items, to bring the plan in line with Synchrony’s current practices:

• The MDCC does not have the discretion to accelerate the vesting of awards.

• Minimum vesting of 12 months for any options or stock appreciation rights.

• Minimum vesting of 12 months for any restricted stock or RSUs.

• No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money.

• No payout of dividends on unvested equity prior to the vesting date.

2	Adjusted net earnings is a non-GAAP measure. For further information regarding non-GAAP measures and a reconciliation to net earnings, please refer to Synchrony’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

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Compensation Matters

Target Pay—The MDCC reviews our compensation practices prior to making any decision on target pay and mix of pay, including (i) a detailed benchmarking study of peer compensation data, (ii) a pay for performance analysis comparing our compensation to our peers and to alignment with our performance, and (iii) a review of our executives’ stock ownership.

In 2017, The MDCC increased the target pay for Ms. Keane to position her pay competitively relative to peer CEOs given her strong performance leading the Company through the first three years following its initial public offering (“IPO”).

Ms. Keane received no increase in any component of her target total pay for 2018, and our other NEOs received no increases in their base salary and target annual cash incentive pay for 2018.

The chart below shows the target pay for our NEOs for 2017:

Name	Position	Base Salary	Target Annual Cash Incentive Pay	Target Annual Equity Award	Target Long-Term Incentive Awards (PSUs)	Target Total Pay
Margaret Keane	President and CEO	$1,175,000	$2,350,000	$4,000,000	$4,000,000	$11,525,000
Brian Doubles	Executive Vice President, CFO	$ 750,000	$ 750,000	$ 750,000	$ 750,000	$ 3,000,000
Glenn Marino	Executive Vice President, CEO— Payment Solutions and Chief Commercial Officer	$ 780,000	$ 624,000	$ 624,000	$ 624,000	$ 2,652,000
Jonathan Mothner	Executive Vice President, General Counsel and Secretary	$ 700,000	$ 560,000	$ 560,000	$ 560,000	$ 2,380,000
Tom Quindlen	Executive Vice President and CEO—Retail Card	$ 850,000	$ 825,000	$ 718,000	$ 680,000	$ 3,073,000

Mix of Pay—The mix of target pay as of the end of 2017 for our CEO and CFO is shown below.

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Compensation Matters

Strong Governance—Our MDCC has implemented the following governance measures as part of our executive compensation programs:

• Substantial portion of executive pay based on performance against goals set by the MDCC;

• Risk governance framework underlies compensation decisions;

• Stock ownership requirements for executive officers;

• No hedging or pledging of company stock;

• No employment agreements for executive officers;

• No tax gross-ups for executive officers;

• No discretion to accelerate the vesting of awards;

• Minimum vesting of 12 months for any options or stock appreciation rights;

• Minimum vesting of 12 months for any restricted stock or RSUs;

• No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money;

• No payout of dividends on unvested equity prior to the vesting date;

• Limited perquisites;

• Use of peer company benchmarking;

• Double-trigger vesting of equity and long-term incentive plan awards upon change in control;

• Compensation subject to claw-back in the event of misconduct;

• No backdating or repricing of stock option awards;

• One-year “Say-on-Pay” frequency; and

• Independent compensation consultant advises the MDCC.

2017 Say-On-Pay Advisory Vote on Executive Compensation—At our 2017 Annual Meeting of Stockholders, our investors supported the compensation for our named executive officers with approximately 97% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies.

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Compensation Matters

Compensation Philosophy

Synchrony Program Principles

Synchrony’s executive compensation program is intended to discourage excessive or imprudent risk-taking while at the same time promoting and supporting the key principles outlined below. The program is also designed to be consistent with our safety and soundness and to identify, measure, monitor and control incentive compensation arrangements.

The key principles guiding this program and underlying the oversight of our program by Synchrony’s MDCC are:

• Performance—compensation programs should measure business and individual performance against both qualitative and quantitative goals and objectives;

• Values—compensation programs should be linked to how employees go about their work or, more specifically, how they demonstrate the behaviors we expect of our employees;

• Market Competitiveness—compensation programs should be competitive with the external labor markets;

• Internal Equity—compensation programs should be internally equitable, subject to the employee’s experience, performance and other relevant factors;

• Prudent Risk—compensation programs, particularly in the form of incentive compensation, must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Risk should always be taken within approved policy limits, in accordance with the MDCC charter and key practices and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;

• Fair Customer Treatment—compensation programs should encourage employees to follow established company procedures and to treat customers fairly; and

• Reporting Concerns—compensation programs should be designed in such a way as to encourage employees to raise concerns without fear of retaliation.

The consistent application of these design principles enables Synchrony to maintain compensation programs that are reasonable, balanced and effectively attract, retain, motivate and engage employees who strive to achieve the mission, goals and objectives of Synchrony in a way that is compatible with effective risk management controls. A robust performance review process is a critical element in all reward decisions.

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Compensation Matters

Key Considerations in Setting Compensation

For 2017, we used the following considerations in setting compensation for our NEOs:

Consistent and sustainable performance—Our executive compensation program provides the greatest pay opportunity when executives demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. The emphasis on consistent performance affects annual salary and equity incentive compensation. With the prior year’s salary and grant serving as an initial basis for consideration, such awards are determined based on an assessment of an executive’s past performance and expected future contributions. Because current-year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in the amount of total annual compensation tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

Future pay opportunity versus current pay—We strive to provide an appropriate mix of compensation elements to achieve a balance between current versus long-term, deferred compensation, cash versus equity incentive compensation and other features that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period of time and serve as a retention tool. We believe that the compensation paid or awarded to our NEOs should be more heavily weighted toward rewards based on our Company’s sustained operating performance as well as our stock price performance over the long-term.

Qualitative and quantitative factors—Quantitative formulas are not used exclusively in determining the amount of compensation. While quantitative calculations and formulas set the funding and cap award levels for our performance-based programs, the MDCC can use qualitative factors such as performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, the ability to lead others and other considerations that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes.

Consideration of risk—Our compensation program is balanced, focused on the long term and takes into consideration the full range and duration of risks associated with an NEO’s activities. Under this structure, the highest amount of compensation can be achieved through consistent superior performance within the limits of our stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This provides strong incentives for executives to manage our Company for the long term while avoiding excessive risk-taking in the short term. As discussed further below, Synchrony’s MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs.

Peer company pay—We also considered compensation levels and pay practices at our direct peers and other peer companies when setting target pay levels in 2017. In addition to total assets and the availability of information in third-party compensation databases, the selection criteria for the peer group focused on publicly traded financial services companies headquartered in the United States with either annual revenue or market capitalization equal to approximately one-half to two-times Synchrony’s annual revenue or market capitalization. When the MDCC determined the peer group used for establishing 2017 target compensation, Synchrony was at the peer 25th percentile in assets, 71st percentile in revenue and 55th percentile in market capitalization, based on financial information from the most recent fiscal year prior to the meeting.

The list of peer companies used for understanding industry pay practices and target pay levels for 2017 was as follows:

Consumer Finance	Data Processing	Commercial Banks
Ally Financial Inc. American Express Company Capital One Financial Corporation Discover Financial Services	MasterCard Incorporated Visa Inc.

BB&T Corporation

Comerica Incorporated

Fifth Third Bancorp

Huntington Bancshares Incorporated

KeyCorp

M&T Bank Corporation

The PNC Financial Services Group, Inc.

Regions Financial Corporation

SunTrust Banks, Inc.

U.S. Bancorp

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Compensation Matters

2017 Compensation Elements

The following summarizes the compensation elements used in 2017 to reward and retain our NEOs.

Base Salary

Base salaries for our NEOs depend on a number of factors, including the size, scope and impact of their role, the market value associated with their role, leadership skills and values, length of service and individual performance and contributions. Decisions regarding salary increases are affected by the NEOs’ current salary and the amounts paid to their peers within and outside our Company. For 2018, Ms. Keane and our other NEOs are receiving no increases in their base salary.

Annual Non-Equity Incentive Plan Award

Annual non-equity incentive plan awards to our NEOs are granted pursuant to Synchrony’s Annual Incentive Plan and, for 2017, were based on three equally weighted quantitative metrics, each as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), consistent with our approach adopted in 2016. These metrics are designed to promote a balanced focus on profit, growth, risk and expenses:

• Net Earnings—to align the interests of executives with the interest of stockholders;

• Receivables Growth—to focus executives on expanding the business to drive future net earnings; and

• Efficiency Ratio—to drive cost discipline.

Minimum, target and maximum performance levels are established for each metric by the MDCC based on Synchrony’s financial and economic outlook and result in funding levels that are applied to an executive’s target annual incentive. The MDCC may make negative adjustments to the weighted funding based on views of company and individual performance, risk outcomes and other considerations. The goals for target payout require continued performance above historical peer median levels (in the case of Receivables Growth and Efficiency Ratio) or achieving our operating plan (in the case of Net Earnings).

Metric weighting, funding goals, actual performance and the payout funding for 2017 are shown below.

		100% Payout	Actual	Calculated
Metric	Weight	Target	Performance	Payout**

Net Earnings	1/3	$2,325	$2,095*	78%

Receivables Growth	1/3	6%	7.3%	111%

Efficiency Ratio	1/3	32.5%	30.3%	150%

 *Adjusted to exclude the effects to Provision for income taxes resulting from the Tax Act.

**Payout if threshold performance achieved ranges from 50% to a cap of 150% of target; $ in millions.

Annual RSU and Option Awards

In 2017, our NEOs received annual grants of RSUs and stock options under the Synchrony Financial 2014 Long-Term Incentive Plan. The amount of RSUs and stock options awarded to each NEO is based on target incentive levels for each executive, subject to adjustment by the MDCC. The 2017 awards were divided between RSUs (70%) and stock options (30%), with both awards vesting 20% per year over five years. Synchrony uses grants of stock options to focus its executives on delivering long-term value to its stockholders because options have value only to the extent that the price of Synchrony stock on the date of exercise exceeds the stock price on the grant date, as well as to retain its executives. Synchrony also grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony stock on the date the restrictions lapse as long as they continue to be employed by the Company.

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Compensation Matters

Retention Awards to CEO and CFO

Our CEO, Ms. Keane, and our CFO, Mr. Doubles, were awarded a one-time retention RSU grant intended to provide additional support for retention of the CEO and CFO for 1.67 years beyond the July 2018 vesting date for the Synchrony founders’ equity grants (which were made to support Synchrony’s IPO) (the “Retention RSUs”). These awards are not considered part of the ongoing target total pay for either executive.

These RSU awards of $1 million each, based on the closing price of Synchrony common stock on April 1, 2017, the date of grant, will vest 100% after three years providing an annualized value of $333,333 for Ms. Keane and Mr. Doubles. All other terms and conditions of the Retention RSUs are consistent with the other 2017 annual awards, including forfeiture and cancellation of the entire award if the applicable NEO leaves voluntarily prior to the three-year vest date.

Long-Term Performance Awards (PSUs)

Under the Synchrony Financial 2014 Long-Term Incentive Plan, we issued performance-based, long-term PSUs in 2017 that are linked to financial performance over the 2017-2019 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on assets over the performance period, goals for which were approved by the MDCC after evaluating several possible alternative performance metrics for this program. Both measures are weighted equally. These performance metrics align the interests of our executives with the interests of stockholders in an efficient and balanced manner, encouraging growth and ensuring that growth does not come at the cost of lower returns on assets. Grants of PSUs will vest at the end of three-year periods in the event performance conditions are met.

Synchrony Financial Restoration Plan

The Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Internal Revenue Code of 1986 (the “Code”), along with additional Company contributions that cannot be made to the 401(k) plan. The plans include company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) as of December 31, 2017, up to 8% additional contribution for former participants of GE pension plans, which will decline to 4% over the next two years. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2017, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2017 Summary Compensation Table.

Other Compensation

In 2017, Synchrony provided its executive officers with financial counseling, tax preparation services, supplementary life insurance, and annual physical examinations, which is reported in the “All Other Compensation” column in the 2017 Summary Compensation Table. The supplementary life insurance policies are intended to maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. The face value of the life insurance policies for Ms. Keane and Messrs. Marino and Quindlen is less than what they would have received under the standard life insurance program for Synchrony employees.

Synchrony Deferred Compensation Plan

Our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator. The plan administrator will designate two or more investment benchmarks from which participants can select the benchmarks that will be used to determine the rate of return or loss applicable to their deferred compensation amounts. Participants will also make elections regarding the time and form of payment of their deferral under the plan, in accordance with Section 409A of the Code. We have established notional accounts attributable to participants’ deferrals, which will be adjusted based on participants’ investment elections.

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Performance Objectives and Evaluations for Our Named Executive Officers for 2017

At the beginning of 2017, with the Board’s input, Ms. Keane developed the objectives that she believed should be achieved for our Company to be successful. These objectives include both quantitative financial measurements and qualitative strategic, operational and risk management considerations and are focused on the factors that Ms. Keane believes create long-term shareowner value. Ms. Keane’s 2017 performance was evaluated and measured against these goals by the MDCC to determine the appropriate incentive compensation awards for her. The amount of her incentive compensation was ultimately approved by the MDCC, based on their discretion and judgment. Ms. Keane did not participate in the determination of her compensation.

Our other NEOs report directly to Ms. Keane, and developed their objectives based on our Company’s objectives and in light of their roles at the Company. Each of our other NEOs’ objectives include both quantitative financial measurements and qualitative strategic, operational and risk management considerations affecting our Company and the sales platforms or functions that they lead. Each of our other NEOs’ 2017 performance was evaluated and measured against their respective goals by the MDCC, as well as by Ms. Keane. The amount of their incentive compensation was ultimately approved by the MDCC, based on the Company’s performance against goals established by the MDCC at the beginning of the year and based on the MDCC’s discretion and judgment. None of our other NEOs participated in the determination of their compensation.

2017 CEO Performance Objectives and Achievements

The MDCC believes that Ms. Keane performed very well in 2017 in executing on the performance framework and 2017 financial objectives outlined below. Under Ms. Keane’s leadership, management delivered the following results on the qualitative and quantitative performance goals set for Synchrony by Ms. Keane with respect to 2017:

•	Grow core business across all three sales platforms and the Bank—As of December 31, 2017, across all three platforms, we grew loan receivables by 7.3% and purchase volume by 5.1%, compared to December 31, 2016. We renewed our Retail Card program agreements with more than 15 key partners and forged more than 20 new relationships including with PayPal, which we expect will become one of our five largest partner programs. We also launched our new CareCredit Dual Card, the Synchrony Car Care and Synchrony HOME credit card networks. In addition, we successfully acquired and integrated GPShopper, a developer of mobile applications that offers retailers and brands a full suite of commerce, engagement and analytical tools.

•	Operate with strong balance sheet and financial profile—We maintained an attractive return profile and strong liquidity and capital ratios. For 2017, on a GAAP basis, which includes the impact of the Tax Act, we reported net earnings of $1.9 billion, or approximately $2.42 earnings per share on a diluted basis. Excluding the impact of the Tax Act, we reported adjusted net earnings of $2.1 billion[3]. As of December 31, 2017, deposits grew over $4.4 billion, or 9%, from the fourth quarter of 2016 to a total of $56.5 billion. In addition, we returned capital to stockholders through growth and the execution of our capital plan, including share repurchases and dividends, and we continued to increase transparency and communication with investors and analysts.

•	Continue to build and invest for the future—We developed a comprehensive strategic plan and continue to evaluate opportunities for growth. We made investments to augment our capabilities in fraud prevention, consumer prospecting and productivity. Additionally, we continued to develop the product suite for Synchrony Bank with a goal to attract and retain more customers. We continued to build our suite of digital products, including SyPI, enhanced dApply, Digital Buy, Pay Without Login and MySynchrony iOS and Android apps. We also launched an Innovation Center located at the University of Illinois, which will focus on advancing our internal capabilities in artificial intelligence, data science, and other emerging technology domains to create long-term value for our customers.

3	Adjusted net earnings is a non-GAAP measure. For further information regarding non-GAAP measures and a reconciliation to net earnings, please refer to Synchrony’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

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•	Invest in talent and continue to strengthen culture—We developed a robust executive succession plan, funded a high potential leadership program to develop Synchrony’s future leaders and promoted a leadership curriculum and functional academies for employees. We focused heavily on increasing diversity, with diverse employees comprising 85% of new hires and 81% of promotions. We were ranked in Fortune’s 100 Best Companies to Work For, Fortune’s Top 50 Best Workplaces for Diversity, Working Mother Top 100 Best Companies, the Human Rights Campaign Best Place to Work for LGBT Equality and the Disability Equality Index Best Places to Work. Furthermore, we developed a broad-based communication plan, including site visits, to keep employees at all levels up to date on business initiatives, outcomes and needs.

•	Continue to build our brand externally—We strengthened recognition of the “Synchrony” brand, extended our brand platform with the “Ambition Lives Everywhere” slogan, and introduced new advertisements via digital and social media.

•	Meet heightened standards and strengthen enterprise risk management—We improved our governance and technology risk management. We also continued to strengthen our cyber security capabilities.

2017 Other NEO Achievements

Mr. Doubles

In addition to Mr. Doubles’s contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Doubles provided strong leadership of our finance organization, including driving excellent financial discipline across the business; maintaining strong controllership and risk management; supporting growth and strategic investment opportunities; supporting new program wins and renewals; driving strong deposit growth; increasing Synchrony’s dividend and share repurchase program; maintaining strong investor relations; further expanding his relationships with our key customers; and promoting career development and diversity.

Mr. Marino

In addition to Mr. Marino’s contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Marino provided strong leadership of the Payment Solutions sales platform, including growing the platform within approved risk tolerances; meeting growth targets; successfully launching Synchrony’s Car Care program; signing new deals and extending key partnerships; launching Synchrony’s HOME credit card network and making multiple senior executive promotions within Payment Solutions to position the business for long-term growth.

Mr. Mothner

In addition to Mr. Mothner’s contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Mothner provided strong leadership of our legal organization, including effectively engaging with regulators; supporting multiple business initiatives, including the new strategic acquisitions and programs and successful renewal of key deals; successfully managing litigations and investigations; and continuing to drive corporate governance excellence.

Mr. Quindlen

In addition to Mr. Quindlen’s contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Quindlen provided strong leadership of the Retail Card sales platform, including growing the platform within approved risk tolerances and delivering on critical growth metrics; building strong relationships with existing Retail Card partners and adding new partnerships as well; leading Retail Card’s risk culture and tone at the top; driving engagement with and the development of the Retail Card organization’s talent; and driving diversity through hiring and promotion practices.

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Other Compensation Practices

Stock Ownership Guidelines

We have established stock ownership guidelines to require the Company’s CEO and Executive Vice Presidents to own significant amounts of our common stock, thereby aligning their interests with the interest of our stockholders. The stock ownership guideline for our CEO is five times base salary, and the stock ownership guideline for Executive Vice Presidents, including the other four NEOs, is three times base salary, to be met within five years of being subject to the policy. For the purposes of our stock ownership guidelines, all shares of common stock, PSUs and RSUs held by our executives are credited toward ownership levels. Based on our closing stock price on December 29, 2017 ($38.61), our NEOs had the following ownership base-salary multiples:

Name of Executive	Required Multiple	Ownership as of December 29, 2017
Margaret Keane	5.0X	22.1X
Brian Doubles	3.0X	12.7X
Glenn Marino	3.0X	8.9X
Jonathan Mothner	3.0X	8.3X
Tom Quindlen	3.0X	9.9X

Equity Grant Practices

The exercise price of each Synchrony stock option granted to our NEOs in 2017 was the closing price of Synchrony’s stock on the date of grant, which was April 1, 2017. Synchrony’s MDCC has delegated to the CEO the ability to grant equity-based awards to executives outside of the CEO’s staff to allow the Company to make timely decisions on hiring, performance and retention.

Hedging and Anti-Pledging Restrictions

Our Code of Conduct, which applies to all of our employees, includes anti-hedging provisions that prohibit all employees from engaging in transactions in derivatives of or short-selling of Synchrony securities, including buying and writing options. We also maintain an anti-pledging policy that prohibits pledging activity in Synchrony securities.

Clawback Policy

Under the Company’s policy, if it is determined that an employee at or above a designated executive grade under the Company’s compensation structure has engaged in conduct detrimental to the Company, the Bank or any of the Company’s other subsidiaries, the Committee or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (a) termination of employment, (b) initiating an action for breach of fiduciary duty, (c) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (d) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, the Committee or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or as otherwise required by any agreement with a stock exchange on which the Company’s securities are listed.

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Compensation and Risk

2017 Risk Review Process

Synchrony’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. In 2017, working cross-functionally, our CEO and senior executives from our risk and human resource teams identified the individuals considered to be Material Risk Takers (“MRTs”) or Material Risk Controllers (“MRCs”). These individuals were required to have annual goals and objectives specifically tied to risk and compliance standards. As part of the annual process, our Control Function Leaders, our CEO, our Audit Committee, MDCC and Risk Committee conducted assessments on MRTs and MRCs, which took into consideration MRT/MRC behavior in relation to their annual goals and objectives as well as any adverse risk outcomes during the year. These assessments are included in each MRT/MRC’s annual performance evaluation. By conducting these risk review processes as well as maintaining full transparency on all of our risk management policies and procedures, we believe that we have been able to discourage inappropriate risk-taking.

Review of Incentive Compensation to NEOs Related to Risk Management

In 2017, the MDCC reviewed the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The MDCC met with the CRO to discuss the annual risk assessment conducted with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements had any features that might encourage excessive risk-taking that could threaten the value of the Company. The CRO also discussed the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. The MDCC also continues to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation policies.

Risk Review of Incentive Plans

Each year, we conduct a risk analysis on each of our incentive plans using a risk analysis tool. This analysis covered 100% of our incentive eligible population and allowed us to gauge the degree to which our plans contribute to excessive risk-taking. The tool looks at six assessment categories (incentive design, strategic alignment/goal setting, pay opportunity, process, monitoring and administration) for each plan and assigns a rating score based on results. All of our incentive plans were rated such that they conform to or exceed key standards for risk management. Additionally, all incentive plans are reviewed each year and approved by our Chief Risk and Chief Human Resource Officers.

Role of Independent Compensation Consultant

Under its charter, the MDCC has the authority to retain such compensation consultants, outside counsel and other advisors as the MDCC may deem appropriate in its sole discretion. In 2017, the MDCC engaged Pay Governance LLC to provide advice regarding market pay levels, strong pay practices and other executive compensation matters. Pay Governance LLC also provided advice to the Nominating and Corporate Governance Committee regarding director compensation. Pay Governance LLC does not provide any other services to the MDCC or to Synchrony. The MDCC has determined that Pay Governance LLC is independent and does not have any conflicts of interest.

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Compensation Matters

Tax Considerations

Prior to December 22, 2017, when the U.S. President signed into law P.L. 115-97, commonly referred to as the Tax Cut and Jobs Act (“Tax Act”), Section 162(m) of the Code provided that no U.S. income tax deduction was allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee” (generally, the NEOs other than the CFO).

The Tax Act includes numerous changes to existing law, including (1) eliminating the exclusions for commissions or performance-based compensation paid to “covered employees” under Code Section 162(m), (2) expanding the definition of “covered employee” to include anyone serving as CFO or CEO at any point during the year, as well as the three most highly compensated officers as shown in SEC disclosures, and (3) providing that status as a covered employee continues to apply if the person was ever a covered employee for years ending after December 31, 2016. The Act is effective for tax years beginning after 2017, though it includes a transition rule for compensation paid pursuant to certain written binding contracts in place on November 2, 2017 which are not materially modified.

Our policy generally had been to seek to qualify various elements of the compensation payable to executives as “performance-based compensation” to the extent possible. However, as described above, the exemptions from Section 162(m)’s deduction limit have been eliminated as a result of the Tax Act, effective for taxable years beginning after December 31, 2017, such that all compensation paid to our covered executive officers (including the CFO) in excess of $1 million will not be deductible unless it qualifies for the transition relief referenced above.

Although the MDCC has historically intended to structure various elements of the compensation payable to executives in a manner intended to qualify as “performance-based compensation” for purposes of Section 162(m), because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will satisfy such requirements. Further, the MDCC reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

COMPENSATION COMMITTEE REPORT

The MDCC of the Board of Directors of Synchrony have reviewed and discussed the Compensation Discussion and Analysis with Synchrony’s management, and based on our review and discussions with management, we recommend to Synchrony’s Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the MDCC of the Board.

Richard C. Hartnack, Chair
Jeffrey G. Naylor
Laurel J. Richie

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2017 Executive Compensation

The following table contains 2017 compensation information for our NEOs.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Awards (3)	Change in Pension Value and Non- qualified Deferred Comp. Earnings(4)	All Other Comp.(5)	Total
Margaret Keane	2017	$1,168,654	—	$7,800,060	$1,199,408	$2,655,500	—	$701,881	$13,525,503
President and	2016	$1,092,923	—	$4,675,026	$ 825,428	$2,923,800	—	$743,180	$10,260,358
Chief Executive Officer	2015	$ 933,893	$912,500	$1,400,016	$ 599,742	$5,318,600	$3,077,387	$108,812	$12,350,949
Brian Doubles	2017	$ 750,000	—	$2,164,536	$ 205,402	$ 847,500	—	$228,046	$ 4,195,484
Executive Vice President and Chief Financial Officer	2016	$ 680,077	—	$1,077,760	$ 195,853	$ 910,400	—	$275,294	$ 3,139,384
	2015	$ 631,394	$427,500	$ 456,758	$ 195,672	$1,561,500	$ 376,728	$ 38,631	$ 3,688,184
Glenn Marino	2017	$ 756,923	—	$1,020,013	$ 179,915	$ 705,100	—	$327,380	$ 2,989,331
Executive Vice President,	2016	$ 741,877	—	$ 975,135	$ 172,171	$ 797,400	—	$360,194	$ 3,046,776
Chief Executive Officer— Payment Solutions and Chief Commercial Officer	2015	$ 712,077	$577,500	$ 394,813	$ 169,127	$1,723,000	$ 943,196	$113,799	$ 4,633,512
Jonathan Mothner	2017	$ 700,000	—	$ 952,031	$ 167,923	$ 632,800	—	$226,829	$ 2,679,583
Executive Vice President, General Counsel and Secretary	2016	$ 669,250	—	$ 896,266	$ 158,247	$ 744,200	—	$256,451	$ 2,724,414
	2015	$ 660,447	$425,000	$ 364,008	$ 155,939	$1,431,900	$ 623,537	$ 43,447	$ 3,704,279

Tom Quindlen	2017	$ 840,500	—	$1,152,068	$ 215,235	$ 932,300	—	$342,842	$ 3,482,945
Executive Vice President and Chief Executive Officer—Retail Card	2016	$ 812,000	—	$1,152,082	$ 215,453	$1,096,400	—	$383,443	$ 3,659,379
	2015	$ 782,825	$730,000	$ 502,434	$ 215,232	$2,313,400	$1,226,711	$108,802	$ 5,879,404

(1) For 2017, these amounts include the grant date fair value of three-year PSUs based on the probable outcome of the performance conditions: Ms. Keane ($4,000,032); Mr. Doubles ($685,005); Mr. Marino ($600,010); Mr. Mothner ($560,016); and Mr. Quindlen ($649,608). The value of these awards, assuming that the highest level of performance conditions will be achieved as follows: Ms. Keane ($6,000,065); Mr. Doubles ($1,027,525); Mr. Marino ($900,032); Mr. Mothner ($840,041); and Mr. Quindlen ($974,429).

(2) This column represents the aggregate grant date fair value of stock options. Synchrony measures the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. The grant-date fair value of options granted in 2017 was $7.22, based on the following assumptions: risk-free interest rate of 2.15%; dividend yield of 2.2%; expected volatility of 24.4%; and expected lives of 6.5 years.

See the “—2017 Grants of Synchrony Plan-Based Awards Table” for further information on stock options granted in 2017.

(3) For 2015, this column includes amounts paid pursuant to the triennial 2013-2015 GE Long-Term Performance Awards (LTPAs), which includes the following cash amounts pursuant to the 2013-2015 GE Long-Term Performance awards: Keane—$2,415,600; Doubles—$667,500; Marino—$881,000; Mothner—$672,900; Quindlen—$1,125,400.

(4) This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for each of the NEOs. As of the completion of our split-off from GE in November 2015, our NEOs stopped accruing any benefits under the GE pension plans and GE deferred compensation plans, and amounts under the GE deferred compensation plans were paid out in 2016.

(5) See the “— 2017 All Other Compensation Table” for additional information about All Other Compensation paid in 2017.

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Compensation Matters

2017 All Other Compensation

In 2017, our NEOs received additional benefits, reflected in the table below, which Synchrony believed to be reasonable, competitive and consistent with its overall executive compensation program. The costs of these benefits are shown below after giving effect to any reimbursements by the NEOs.

2017 All Other Compensation Table

Name of Executive	Perquisites & Other Personal Benefits(1)	Value of Supplementary Life Insurance Premium(2)	Payments Relating to Employer Savings Plan(3)	Amounts Credited to Restoration Plan Account(4)	Total

Margaret Keane	$12,000	$70,463	$36,000	$583,418	$701,881

Brian Doubles	$12,145	$1,671	$40,500	$173,730	$228,046

Glenn Marino	$12,000	$84,003	$36,000	$195,377	$327,380

Jonathan Mothner	$2,500	$9,413	$36,000	$178,916	$226,829

Tom Quindlen	$16,245	$37,786	$36,000	$252,811	$342,842

(1)	Amounts in this column include financial counseling and annual physical examinations.

(2)	This column reports taxable payments made to the NEOs to cover premiums for universal life insurance policies owned by the executives. The NEOs receive these payments in lieu of the higher standard life insurance coverage available to other employees. These policies include: (a) for Ms. Keane and Messrs. Marino and Quindlen, life insurance policies totaling $1 million in coverage at the time of enrollment, increased 4% annually thereafter and (b) life insurance policies for each of the NEOs with coverage amounts fixed at two times their annual pay at the time of the completion of our split-off from GE. These policies are intended to maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. The face value of the life insurance policies for Ms. Keane and Messrs. Marino and Quindlen is less than what they would have received under the standard life insurance program for Synchrony employees.

(3)	This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ 401(k) savings accounts up to the limitations imposed under IRS rules, and the plan.

(4)	This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ Restoration Plan accounts. For additional details on the Restoration Plan and the specific design elements of the plan, see “2017 Compensation Elements—Synchrony Financial Restoration Plan.”

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Compensation Matters

2017 Grants of Plan-Based Awards

The following table provides information about Synchrony plan-based awards granted to the NEOs in 2017, including the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan and the equity awards granted under the Synchrony Financial 2014 Long-Term Incentive Plan.

In regard to the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, the table below provides: (i) the grant date, and (ii) the threshold, target and maximum cash awards linked to Synchrony’s performance over the 2017 performance period. Cash awards are payable based on equally weighted quantitative metrics: net earnings, receivables growth and efficiency ratio.

In regard to the equity incentive plan awards granted pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan, the table below provides: (i) the grant date, (ii) the number of shares or stock units underlying stock awards, (iii) the number of other securities underlying option awards granted, (iv) the exercise or base price of the stock option grants, which reflects the closing price of Synchrony common stock on the date of grant, and (v) the grant date fair value of each option grant computed in accordance with applicable SEC rules.

2017 Grants of Synchrony Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value
Name of Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# units)	Target (# units)	Maximum (# units)	of Shares of Stock or Units(2)	Securities Underlying Options(3)	Price of Option Awards	of Stock and Option Awards(4)

Margaret Keane	4/1/17	1,175,000	2,350,000	3,525,000	58,310	116,619	174,929	110,788	166,123	$34.30	$8,999,468

Brian Doubles	4/1/17	375,000	750,000	1,125,000	9,986	19,971	29,957	43,135	28,449	$34.30	$2,369,938

Glenn Marino	4/1/17	312,000	624,000	936,000	8,747	17,493	26,240	12,245	24,919	$34.30	$1,199,929

Jonathan Mothner	4/1/17	280,000	560,000	840,000	8,164	16,327	24,491	11,429	23,258	$34.30	$1,119,954

Tom Quindlen	4/1/17	412,500	825,000	1,237,500	9,470	18,939	28,409	14,649	29,811	$34.30	$1,367,304

(1)	These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2017–2019 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on assets over the performance period provided performance and vesting conditions are met.

(2)	This column shows the number of RSUs granted as part of the annual equity incentive grant in April. These RSUs will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter, except for 29,576 Retention RSUs granted to Ms. Keane and Mr. Doubles that will vest 3 years from the date of grant.

(3)	This column shows the number of stock options granted as part of the annual equity incentive grant in April. These stock options will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter.

(4)	This column shows the aggregate grant date fair value of PSUs, RSUs and stock options granted to the NEOs in April. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For stock options, fair value is calculated using the Black-Scholes value of an option on the grant date ($7.22 on April 1, 2017). For RSUs and PSUs, the value is assumed to be the stock price on date of grant. For additional information on the valuation assumptions, refer to the “— 2017 Summary Compensation Table” above.

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Compensation Matters

2017 Outstanding Synchrony Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of Synchrony common stock and Synchrony equity awards by the NEOs. This table includes unexercised (both vested and unvested) option grants and unvested RSUs with vesting conditions that were not satisfied as of December 31, 2017. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.

2017 Outstanding Synchrony Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards

Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Margaret Keane	7/31/14	0	323,218	$23.00	7/31/24	7/31/14	218,776	$8,446,941
	9/17/14	32,889	31,926	$24.55	9/17/24	9/17/14	21,016	$ 811,428
	4/1/15	25,412	38,120	$30.41	4/1/25	4/1/15	28,366	$1,095,211
	4/1/16	23,617	94,470	$29.33	4/1/26	4/1/16	53,919	$2,081,813
						4/1/16			96,283	$3,717,487
	4/1/17	0	166,123	$34.30	4/1/27	4/1/17	82,812	$3,197,371
						4/1/17			118,304	$4,567,717
						4/1/17	29,576	$1,141,929
Brian Doubles	7/31/14	0	184,696	$23.00	7/31/24	7/31/14	125,015	$4,826,829
	9/17/14	5,805	11,610	$24.55	9/17/24	9/17/14	7,642	$ 295,058
	4/1/15	8,291	12,437	$30.41	4/1/25	4/1/15	9,254	$ 357,297
	4/1/16	5,603	22,416	$29.33	4/1/26	4/1/16	12,794	$ 493,976
						4/1/16			21,742	$ 839,459
	4/1/17	0	28,449	$34.30	4/1/27	4/1/17	14,181	$ 547,528
						4/1/17			20,259	$ 782,200
						4/1/17	29,576	$1,141,929
Glenn Marino	7/31/14	0	139,099	$23.00	7/31/24	7/31/14	94,152	$3,635,209
	9/17/14	13,060	8,708	$24.55	9/17/24	9/17/14	5,731	$ 221,274
	4/1/15	7,166	10,750	$30.41	4/1/25	4/1/15	7,999	$ 308,841
	4/1/16	4,926	19,705	$29.33	4/1/26	4/1/16	11,246	$ 434,208
						4/1/16			20,083	$ 775,405
	4/1/17	0	24,919	$34.30	4/1/27	4/1/17	12,421	$ 479,575
						4/1/17			17,745	$ 685,134
Jonathan Mothner	7/31/14	0	115,435	$23.00	7/31/24	7/31/14	78,134	$3,016,754
	9/17/14	1,322	4,644	$24.55	9/17/24	9/17/14	3,057	$ 118,031
	4/1/15	6,251	9,912	$30.41	4/1/25	4/1/15	7,374	$ 284,710
	4/1/16	4,527	18,112	$29.33	4/1/26	4/1/16	10,337	$ 399,112
						4/1/16			18,458	$ 712,663
	4/1/17	0	23,258	$34.30	4/1/27	4/1/17	11,594	$ 447,644
						4/1/17			16,562	$ 639,459
Tom Quindlen	7/31/14	0	174,307	$23.00	7/31/24	7/31/14	117,983	$4,555,324
	9/17/14	19,155	12,771	$24.55	9/17/24	9/17/14	8,407	$ 324,594
	4/1/15	9,120	13,680	$30.41	4/1/25	4/1/15	10,180	$ 393,050
	4/1/16	6,164	24,659	$29.33	4/1/26	4/1/16	14,074	$ 543,397
						4/1/16			22,744	$ 878,146
	4/1/17	0	29,811	$34.30	4/1/27	4/1/17	14,860	$ 573,745
						4/1/17			19,212	$ 741,775

(1) The market value of the stock awards represents the product of the closing price of Synchrony common stock as of December 29, 2017, which was $38.61, and the number of shares underlying each such award.

(2) PSUs granted in 2017 and 2016 vest, to the extent earned, on December 31, 2019 and December 31, 2018, respectively. The market value of PSUs that have not vested as of December 31, 2017 was calculated using the closing price of Synchrony common stock as of December 29, 2017, which was $38.61, multiplied by the number of unvested units based on achieving target performance goals.

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Compensation Matters

2017 Outstanding Synchrony Equity Awards Vesting Schedule

Name of Executive	Grant Date	Option Awards Vesting Schedule(1)	Grant Date		Stock Awards Vesting Schedule(2)
All NEOs	7/31/14	100% vests 2018	7/31/14		100% vests 2018
	9/17/14	20% vests 2018 and 2019	9/17/14		20% vests 2018 and 2019
	4/1/15	20% vests 2018, 2019 and 2020	4/1/15		20% vests 2018, 2019 and 2020
	4/1/16	20% vests 2018, 2019, 2020 and 2021	4/1/16		20% vests 2018, 2019, 2020 and 2021
			4/1/16		100% vests 2018(3)
	4/1/17	20% vests 2018, 2019, 2020, 2021 and 2022	4/1/17		20% vests 2018, 2019, 2020, 2021 and 2022
			4/1/17		100% vests 2019(4)
			4/1/17	(5)	100% vests 2020(6)

(1) This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options (Unexercisable)” column of the “—2017 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2) This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column and unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “—2017 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The RSUs vest on the anniversary of the grant date in the years shown in the table above.

(3) PSUs granted in 2016 vest, to the extent earned, on December 31, 2018.

(4) PSUs granted in 2017 vest, to the extent earned, on December 31, 2019.

(5) This grant applies to Ms. Keane and Mr. Doubles only.

(6) RSUs granted to Ms. Keane and Mr. Doubles in 2017 vest on April 1, 2020.

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Compensation Matters

2017 Synchrony Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the NEOs in 2017, including:

Synchrony Deferred Compensation

As discussed above, our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator.

Synchrony Financial Restoration Plan

As discussed above, the Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code, along with additional Company contributions that cannot be made to the 401(k) plan. The plans include company contributions of (i) a 3% core contribution, (ii) a 4% match, and, as of December 31, 2017, (iii) up to 8% additional contribution for former participants of GE pension plans, which will decline to 4% over the next two years. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2017, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2017 Summary Compensation Table.

2017 Synchrony Nonqualified Deferred Compensation

Name of Executive	Type of Plan	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Balance at Last Fiscal Year-End
Margaret Keane	Restoration Plan	—	$583,418	$119,020	$1,351,137
	Deferred Comp Plan	—	—	—	—
Brian Doubles	Restoration Plan	—	$173,730	$ 75,079	$ 500,539
	Deferred Comp Plan	—	—	—	—
Glenn Marino	Restoration Plan	—	$195,377	$ 68,092	$ 515,163(2)
	Deferred Comp Plan	—	—	—	—
Jonathan Mothner	Restoration Plan	—	$178,916	$ 68,266	$ 454,756
	Deferred Comp Plan	—	—	—	—
Tom Quindlen	Restoration Plan	—	$252,811	$108,202	$ 697,672
	Deferred Comp Plan	—	—	—	—

(1)	The earnings on amounts contributed to the Restoration Plan may be positive or negative, depending on the NEO’s investment choice.

(2)	The aggregate balance at year-end reflects a deduction of $6,630 to pay taxes pursuant to the Federal Insurance Contributions Act (FICA). This tax only applies to Mr. Marino because Mr. Marino is the only NEO who has reached the age to be eligible for retirement.

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Compensation Matters

2017 Potential Payments Upon Termination or Change-in-Control at Fiscal Year-End

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2017, given the NEO’s compensation and service levels as of such date and based on Synchrony’s closing stock price on December 29, 2017, as applicable. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, Synchrony’s stock price, as applicable, and the executive’s age.

Executive Severance Plan

The purpose of the Executive Severance Plan is to secure the continued services and ensure the continued dedication of our NEOs and other executives. The Executive Severance Plan provides that if a participating executive is laid off, part of a redundancy or reorganization, or terminated for “for the good of the Company,” such executive will be entitled to the following:

• CEO—18 months of the CEO’s base salary, offset by all other severance benefits that the CEO will receive from the Company in connection with being laid off; and

• Other NEOs—12 months of an NEO’s base salary, offset by all other severance benefits that the NEO will receive from the Company in connection with being laid off.

CIC Severance Plan

The purpose of the CIC Severance Plan is to secure the continued services and ensure the continued dedication and objectivity of these executives in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a change in control of the Company. The CIC Severance Plan provides for the following severance benefits upon a “double-trigger” qualifying termination of employment within 30 months following a change in control:

• CEO—lump sum payment equal to the sum of (1) the CEO’s prorated bonus for the year of termination, (2) the product of two-and-one-half multiplied by the sum of the CEO’s annual base salary and target bonus, and (3) an amount equal to 30 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the CEO, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 30 months following the CEO’s termination of employment, the CEO will be entitled to reasonable executive outplacement services.

• Other NEOs—lump sum payment equal to the sum of (1) the NEO’s prorated bonus for the year of termination, (2) the product of two multiplied by the sum of the NEO’s annual base salary and target bonus, and (3) an amount equal to 24 months of Healthcare Premiums. In addition, for 24 months following the NEO’s termination of employment, the NEO will be entitled to reasonable executive outplacement services.

Synchrony Equity Awards

If one of the NEOs were to die or become disabled, any un-exercisable stock options become exercisable and remain exercisable until their expiration date. In the event of disability, this provision applies only to options that have been held for at least one year. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform his or her job. Remaining restrictions on RSUs that were awarded prior to death or disability lapse immediately. In addition, any unvested options or RSUs held for at least one year become fully vested upon becoming retirement-eligible (reaching age 60 with three years of service), depending on the terms of the particular award. For involuntary termination, awards are either pro-rated (if under age 60 and less than 20 years of service) or fully vest if over 20 years of service.

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Compensation Matters

Payment Upon Termination as of Year-End Tables

The following tables show the payments that each of our NEOs would have received under various termination scenarios on December 31, 2017. Termination upon a change in control reflects amounts assuming each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within 30 months of the specified time period prior to or following the change in control. Other than Mr. Marino, none of the NEOs were eligible to retire as of December 31, 2017; therefore, the NEOs, other than Mr. Marino, do not have any values in the retirement termination columns below. Mr. Marino retired from his position as of January 1, 2018. The tables below assume a stock price of $38.61, the closing price of a share of our common stock on December 29, 2017.

Margaret Keane

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—		$1,762,500	—	—	$8,812,500
RSUs	—	—	$11,489,030	—	$16,774,694	$16,774,694
Stock Options	—	—	$5,947,786	—	$7,399,568	$7,399,568
PSUs	—	—	$3,717,487	—	$8,285,204	$8,285,204
Annual Cash Incentive	—	—	$2,655,500	—	$2,655,500	$2,655,500
Medical Benefits	—	—	—	—	—	$ 42,449
Outplacement	—	—	—	—	—	$ 14,750
Restoration Plan	—	—	$1,351,137	—	$1,351,137	$1,351,137
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$26,923,440	—	$36,466,103	$45,335,802
Brian Doubles
Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—	—	$750,000	—	—	$3,000,000
RSUs	—	—	$4,981,564	—	$7,662,618	$7,662,618
Stock Options	—	—	$2,699,272	—	$3,478,960	$3,478,960
PSUs	—	—	$559,639	—	$1,621,659	$1,621,659
Annual Cash Incentive	—	—	$847,500	—	$847,500	$847,500
Medical Benefits	—	—	—	—	—	$34,469
Outplacement	—	—	—	—	—	$11,800
Restoration Plan	—	—	$500,539	—	$500,539	$500,539
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$10,338,514	—	$14,111,276	$17,157,545
Glenn Marino
Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Retirement	Death or Disability	Change-in- Control
Severance	—	—	$780,000	—	—	$2,808,000
RSUs	—	—	$4,069,397	$4,069,397	$5,079,107	$5,079,107
Stock Options	—	—	$2,248,129	$2,248,129	$2,672,183	$2,672,183
PSUs	—	—	$775,405	$ 775,405	$1,460,539	$1,460,539
Annual Cash Incentive	—	—	$705,100	$ 705,100	$705,100	$705,100
Medical Benefits	—	—	—	—	—	$37,159
Outplacement	—	—	—	—	—	$11,800
Restoration Plan	—	—	$515,163	$ 515,163	$515,163	$515,163
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$9,093,194	$8,313,194	$10,432,092	$13,289,051

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Compensation Matters

Jonathan Mothner
Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—	—	$700,000	—	—	$2,520,000
RSUs	—	—	$2,977,737	—	$4,266,251	$4,266,251
Stock Options	—	—	$1,696,484	—	$2,216,835	$2,216,835
PSUs	—	—	$475,109	—	$1,352,122	$1,352,122
Annual Cash Incentive	—	—	$632,800	—	$632,800	$632,800
Medical Benefits	—	—	—	—	—	$34,552
Outplacement	—	—	—	—	—	$11,800
Restoration Plan	—	—	$454,756	—	$454,756	$454,756
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$6,936,886	—	$8,922,764	$11,489,116
Tom Quindlen
Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—	—	$850,000	—	—	$3,350,000
RSUs	—	—	$5,152,047	—	$6,390,109	$6,390,109
Stock Options	—	—	$2,844,701	—	$3,369,989	$3,369,989
PSUs	—	—	$878,146	—	$1,619,921	$1,619,921
Annual Cash Incentive	—	—	$932,300	—	$932,300	$932,300
Medical Benefits	—	—	—	—	—	$34,469
Outplacement	—	—	—	—	—	$11,800
Restoration Plan	—	—	$697,672	—	$697,672	$697,672
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$11,354,866	—	$13,009,991	$16,406,260

48

Compensation Matters

Independent Directors’ Compensation

Our compensation program for independent directors is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually.

Each independent director currently receives annual compensation of $210,000, of which $75,000 is paid in cash and $135,000 is paid in RSUs. The RSUs are subject to a one-year vesting period and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs. In light of the workload and broad responsibilities of their positions, certain independent directors currently receive additional compensation as follows: the Chair of our Board receives an additional $235,000, of which $110,000 is paid in cash and $125,000 is paid in RSUs, the Chairs of the Audit Committee and Risk Committee each receive an additional $35,000 in annual cash compensation and the Chairs of the Nominating and Corporate Governance Committee and the Company’s MDCC each receive an additional $20,000 in annual compensation. Separately, for each Board committee meeting attended, an independent director receives $2,000 in cash. If an independent director is also a director of the Bank and attends a meeting of a Bank committee that takes place on a day when the analogous Board committee is not meeting, the independent director receives $2,000 in cash for such meeting. Independent directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our Board.

We require each independent director to own at least $375,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each independent director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement.

2017 Independent Directors’ Compensation Table

Name of Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
Paget L. Alves	$111,000	$135,043	$246,043
Arthur W. Coviello, Jr.	$ 93,000	$135,043	$228,043
William W. Graylin	$ 93,000	$135,043	$228,043
Roy A. Guthrie	$128,000	$135,043	$263,043
Richard C. Hartnack	$217,000	$260,117	$477,117
Jeffrey G. Naylor	$144,000	$135,043	$279,043
Laurel J. Richie	$101,000	$135,043	$236,043
Olympia J. Snowe	$131,000	$135,043	$266,043

(1)	Amount of cash compensation received in 2017 for Board and committee service and meeting attendance.

(2)	Aggregate grant date fair value of RSUs granted in 2017. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of Synchrony common stock on the grant date, which was $34.30 for March 31, 2017 grants, $29.82 for June 30, 2017 grants, $31.05 for September 30, 2017 grants and $38.61 for December 31, 2017 grants.

(3)	As of December 31, 2017, the number of equity awards (in the form of RSUs) that were outstanding for each non-employee director was as follows: Mr. Alves 8,613; Mr. Coviello 8,613; Mr. Graylin 8,613; Mr. Guthrie 11,779; Mr. Hartnack 16,459; Mr. Naylor 11,779; Ms. Richie 8,613; and Senator Snowe 8,613.

49

Compensation Matters

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	14,999,624	$26.51	46,839,931
Equity compensation plans not approved by security holders	—	—	—
Total	14,999,624	$26.51	46,839,931

(1)	This column includes 8,561,845 shares underlying stock options, 5,423,112 shares underlying RSUs and 1,014,667 shares underlying PSUs, in each case, awarded under the Synchrony Financial 2014 Long-Term Incentive Plan. As of December 31, 2016, the weighted-average term of outstanding stock options was 7.9 years.

As of December 31, 2017, the weighted-average term of outstanding stock options was 7.3 years.

The table below provides details regarding the number of shares available for future awards under our equity compensation plans as of the end of each fiscal year since our IPO through December 31, 2017.

	For the Years Ended December 31,
	2017(1)		2016(1)	2015	2014
Beginning of the period available shares	3,340,083		5,699,056	7,414,644	16,605,417
Granted: Stock Based (RSUs/PSUs) and
Non-Qualified Stock Options (“NQSOs”)
– RSUs	1,034,299		1,000,900	793,585	3,704,535
– PSUs	502,022		523,646	—	—
– NQSOs	1,369,269		1,272,897	984,086	5,553,815
Total	2,905,590		2,797,443	1,777,671	9,258,350

Cancelled: Stock Based (RSUs/PSUs) and NQSOs
– RSUs(2)	271,981		226,407	45,484	26,806
– PSUs	11,001		—	—	—
– NQSOs	122,456		212,063	16,599	40,771
Total	405,438		438,470	62,083	67,577

End of the period available shares	46,839,931	(3)	3,340,083	5,699,056	7,414,644

(1)	Includes shares and dividend equivalent units granted during 2016.

(2)	Includes lapsed or unissued units.

(3)	Includes 46,000,000 additional shares available pursuant to the amendment to the Synchrony Financial 2014 Long-Term Incentive Plan approved by stockholders at the 2017 Annual Meeting of Stockholders.

50

Compensation Matters

Pay Ratio

As required by the SEC and in accordance with its regulations and guidance, we determined the ratio of the annual total compensation of our CEO and the annual total compensation of our median employee using the following methodology. We note that the pay ratio and annual total compensation amounts we disclose are reasonable estimates that have been calculated using methodologies and assumptions permitted by the SEC, which may differ from those used by other companies.

We identified our median employee by using the target total compensation including retirement for all employees globally. Based on our CEO’s annual total compensation compared to the annual total compensation for our median employee, our estimated pay ratio for 2017 was 298:1.

We calculated the median employee’s annual total compensation in accordance with the SEC rules used to calculate the amount set forth in the “total” column of the Summary Compensation Table and added the value of benefits. Accordingly, our median employee’s total annual compensation was calculated as $45,369, including benefits.

With respect to the annual total compensation of our CEO, we used the amount reported in the “total” column of our Summary Compensation Table for 2017 and added the value of benefits. Accordingly, our CEO’s annual total compensation for purposes of the pay ratio determination was $13,542,612, including benefits.

Audit Matters

Independent Auditor

The Audit Committee retained KPMG LLP (“KPMG”) to audit our consolidated financial statements for 2017. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2017. In selecting KPMG as the independent auditor for 2018, the Audit Committee considered, among other factors, KPMG’s performance during 2017, including that of the lead audit partner, its independence and its attention to quality control matters. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

Pre-Approval Processes

The Audit Committee approves all audit engagement fees and terms. It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The Chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

51

Audit Matters

Accounting Fees and Services

The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by KPMG for the years ended December 31, 2017 and 2016.

	For the Years Ended December 31,
	2017	2016
Audit fees	$4,728,178	$5,080,164
Audit-related fees	490,215	495,471
Tax fees	—	—
All other fees	—	—
Total fees	$5,218,393	$5,575,635

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for fiscal year ended December 31, 2017, and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2017, and (ii) services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including comfort letter procedures and consent-related procedures. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed-upon procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.

Hiring Restrictions

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on the Company’s website at http://investors.synchronyfinancial.com under “Corporate Governance.”

Item 3—Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2018

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2018. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2018. KPMG is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

The Audit Committee and the Board recommend a vote FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2018.

52

Audit Matters

Audit Committee Report

The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board, including the selection, evaluation, compensation and oversight of our independent auditor. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal control over financial reporting. KPMG, our independent auditor for 2017, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee:

• has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2017;

• has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees;

• has discussed with KPMG its assessment of the effectiveness of the Company’s internal control over financial reporting;

• has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and

• has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board.

Jeffrey G. Naylor, Chair
Paget L. Alves
Olympia J. Snowe

53

Beneficial Ownership

At March 22, 2018, we had 760,278,930 shares of common stock outstanding.

The following table shows information regarding the beneficial ownership of our common stock by:

• all persons known by us to own beneficially more than 5% of our common stock;

• our CEO and each of our named executive officers;

• each of our directors; and

• all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of the date of this proxy statement are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

54

Beneficial Ownership

Except as noted by footnote, all stockholdings are as of March 22, 2018, and the percentage of beneficial ownership is based on 760,278,930 shares of common stock outstanding as of March 22, 2018.

Name of Beneficial Owner	Number of Shares	Percent of Total
GIC Private Limited	55,585,882	7.3%
168, Robinson Road
#37-01, Capital Tower
Singapore 068912(1)
The Vanguard Group	50,562,930	6.7%
100 Vanguard Blvd.
Malvern, PA 19355(2)
BlackRock, Inc.	49,640,545	6.5%
55 East 52nd Street
New York, NY 10055(3)
FMR LLC	41,796,326	5.5%
245 Summer Street
Boston, MA 02210(4)
Margaret M. Keane(5)	195,809	*
Brian D. Doubles(6)	38,491	*
Glenn P. Marino(7)	41,038	*
Jonathan S. Mothner(8)	36,769	*
Tom M. Quindlen(9)	47,703	*
Paget L. Alves	2,000	*
Arthur W. Coviello, Jr.	6,186	*
William W. Graylin	50,000	*
Roy A. Guthrie(10)	13,030	*
Richard C. Hartnack(11)	3,354	*
Jeffrey G. Naylor(12)	30,030	*
Laurel J. Richie	1,000	*
Olympia J. Snowe	3,000	*
All directors and executive officers as a group (17 persons)	596,818	*

      * Denotes less than 1.0%

(1)	Based on a Schedule 13G/A filed on January 23, 2018 by GIC Private Limited regarding its holdings of our common stock as of December 31, 2017. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 33,972,548 of the shares, shared voting power as to 21,613,334 of the shares, sole dispositive power as to 33,972,548 of the shares and shared dispositive power as to 21,613,334 of the shares.

(2)	Based on a Schedule 13G/A filed on February 9, 2018 by The Vanguard Group regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2017. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 1,057,932 of the shares, shared voting power as to 178,637 of the shares, sole dispositive power as to 49,345,194 of the shares and shared dispositive power as to 1,217,736 of the shares.

(3)	Based on a Schedule 13G/A filed on February 8, 2018 by BlackRock, Inc. regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2017. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 43,068,037 of the shares, shared voting power as to none of the shares, sole dispositive power as to 49,640,545 of the shares and shared dispositive power as to none of the shares.

(4)	Based on a Schedule 13G filed on February 13, 2018 by FMR LLC regarding its holdings, together with certain of its subsidiaries and affiliates, of our common stock as of December 31, 2017. The Schedule 13G discloses that the reporting entity had sole voting power as to 2,977,987 of the shares, shared voting power as to none of the shares, sole dispositive power as to 41,796,326 of the shares and shared dispositive power as to none of the shares.

(5)	Includes 39,660 restricted stock units and 69,548 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(6)	Includes 9,159 restricted stock units and 15,438 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(7)	Includes 7,996 restricted stock units and 13,492 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(8)	Includes 7,393 restricted stock units and 12,483 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(9)	Includes 9,927 restricted stock units and 16,687 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(10)	Includes 935 restricted stock units that vested on March 31, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock. Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns the reported securities. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP, except to the extent of his direct pecuniary interest therein.

(11)	Includes 935 restricted stock units that vested on March 31, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(12)	Includes 935 restricted stock units that vested on March 31, 2018. Each restricted stock unit represents a contingent right to receive one share of our common stock.

55

Related Person Transactions

There were no transactions or proposed transactions between the Company and any officer, director or nominee for director, any stockholder beneficially owning more than 5% of any class of our voting stock or any immediate family member of any of them, since January 1, 2017, of the type or amount required to be disclosed under the applicable SEC rules.

Related Person Transactions Policy

Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or nominees for director, or stockholders beneficially owning more than 5% of any class of our voting stock (or an immediate family member of any of the foregoing has a direct or indirect material interest). Since January 1, 2017, no transaction has been identified as a related person transaction.

The policy calls for related person transactions to be reported to, reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction.

Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features, and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.

Certain of our directors and executive officers and certain members of their immediate families have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable terms. Future extensions of credit of this nature are not subject to the related person transaction approval policy.

56

Frequently Asked Questions

About the Annual Meeting (“FAQs”)

Voting Information

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which is March 22, 2018, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 760,278,930 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 16, 2018).

BY TELEPHONE You may use the toll-free telephone number shown on your Notice or proxy card up until 11:59 p.m., Eastern Time, on May 16, 2018.

BY THE INTERNET

In Advance

You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 16, 2018.

At the Annual Meeting You may attend the virtual Annual Meeting by visiting this internet website address: www.virtualshareholdermeeting.com/SYF2018.

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.

If your shares are held through a bank, broker, fiduciary or custodian (which we refer to in this proxy statement as a “broker”), please follow the voting instructions on the form you receive from such institution.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. The proposal to ratify the appointment of KPMG is the only proposal considered a routine matter to be presented at the Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the Annual Meeting. If you do not provide voting instructions on these matters, including the election of the director nominees named herein, the shares will be considered “broker non-votes” with respect to such matters.

57

FAQs

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, his or her shares will not be voted or counted as present for purposes of establishing a quorum at the Annual Meeting. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote in their best judgment on such matter.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

Will my votes be publicly disclosed?

No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock issued and entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “What if my shares of the Company’s common stock are held for me by a broker?,” if brokers exercise their discretionary voting authority on the ratification of the appointment of KPMG, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
Election of directors named in this proxy statement	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Auditor ratification	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Who will count the vote?

Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

Will a list of stockholders be made available?

We will make a list of stockholders available for 10 days prior to the Annual Meeting at our offices located at 777 Long Ridge Road, Stamford, Connecticut 06902. Please contact Synchrony’s Corporate Secretary by telephone at (203) 585-2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SYF2018.

58

    FAQs

Proxy Solicitation and Document Request Information

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

Multiple individuals residing at my address are beneficial owners of the Company’s common stock, so why did we receive only one mailing?

The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder receiving multiple copies of Notices or Annual Meeting materials and wish to receive only one copy for your household, please contact the Company at the above phone number or address.

Who is soliciting my proxy and who pays to prepare, mail and solicit the proxies?

The Board is soliciting proxies from the Company’s stockholders for the Annual Meeting. We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. In addition, we have retained Georgeson, LLC to assist us in the solicitation of proxies for an aggregate fee of $15,000, plus reasonable out-of-pocket expenses.

Information About Attending the 2018 Annual Meeting

How can I attend the Annual Meeting?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/SYF2018. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SYF2018 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

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Additional Information

Other Business

The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

Annual Report and Company Information

A copy of our 2017 Annual Report is being furnished to stockholders concurrently herewith. Our Annual Report and other reports we file with the SEC are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC at http://investors.synchronyfinancial.com under “SEC Filings.”

Stockholder Proposals for the 2019 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 5, 2018. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2019 annual meeting but not for inclusion in our proxy statement for such annual meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 17, 2019, nor later than February 16, 2019. Such notice must contain the information required by our Bylaws.

Stockholders who intend to submit director nominees for inclusion in our proxy statement for the 2019 annual meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not earlier than November 5, 2018, nor later than December 5, 2018. Stockholders who wish to propose director nominees at the 2019 annual meeting but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices no earlier than January 17, 2019, nor later than February 16, 2019, and such notice must otherwise comply with our Bylaws.

Important Notice Regarding Internet Availability of Proxy Materials for the 2018 Annual Meeting to be Held on May 17, 2018

Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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SYNCHRONY FINANCIAL
777 LONG RIDGE ROAD	VOTE BY INTERNET
STAMFORD, CT 06902	Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SYF2018 You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E44103-P05918	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SYNCHRONY FINANCIAL
The Board of Directors recommends a vote FOR all nominees and FOR Items 2 and 3.
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Margaret M. Keane	☐	☐	☐

	1b.	Paget L. Alves	☐	☐	☐			For	Against	Abstain

	1c.	Arthur W. Coviello, Jr.	☐	☐	☐	2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
	1d.	William W. Graylin	☐	☐	☐	3.	Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2018	☐	☐	☐
	1e.	Roy A. Guthrie	☐	☐	☐
	1f.	Richard C. Hartnack	☐	☐	☐	NOTE: Any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.
	1g.	Jeffrey G. Naylor	☐	☐	☐

	1h.	Laurel J. Richie	☐	☐	☐

	1i.	Olympia J. Snowe	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3.

Signature [PLEASE SIGN WITHIN BOX] Date						Signature (Joint Owners)	Date

SYNCHRONY FINANCIAL

2018 ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2018

11:00 A.M., EASTERN TIME

www.virtualshareholdermeeting.com/SYF2018

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 16, 2018.

Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E44104-P05918

PROXY
FOR ANNUAL MEETING OF STOCKHOLDERS
SYNCHRONY FINANCIAL
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned appoints Margaret M. Keane, Brian D. Doubles and Jonathan S. Mothner, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of March 22, 2018, at the 2018 Annual Meeting of Stockholders to be held on May 17, 2018, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2018, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3.

            This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side